                                                                   EXHIBIT 10.38


Execution Copy


                                 LOAN AGREEMENT




                                  by and among


                       GIANT YORKTOWN, INC., AS BORROWER,

       WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, AS COLLATERAL AGENT,

                                       and

              THE PERSONS LISTED ON SCHEDULE IA HERETO, AS LENDERS



                            dated as of May 14, 2002









              BANC OF AMERICA FACILITIES LEASING, LLC, AS ARRANGER

                                TABLE OF CONTENTS

SECTION                                              HEADING                                                   PAGE
SECTION 1.             DEFINITIONS......................................................................         1


SECTION 2.             REPRESENTATION AND WARRANTIES....................................................        26

       Section 2.1.    Representation of Borrower.......................................................        26
       Section 2.2.    Representations and Warranties of Lenders........................................        26
       Section 2.3.    Representations and Warranties of Collateral Agent...............................        27

SECTION 3.             COVENANTS........................................................................        28

       Section 3.1.    Possession and Use of Mortgaged Property; Compliance with Laws...................        28
       Section 3.2.    Leases and Assignments...........................................................        28
       Section 3.3.    Maintenance......................................................................        29
       Section 3.4.    Alterations, Modifications, etc..................................................        30
       Section 3.5.    Liens............................................................................        31
       Section 3.6.    Casualty.........................................................................        31
       Section 3.7.    Insurance Coverages..............................................................        34
       Section 3.8.    General Requirements.............................................................        35
       Section 3.9.    Insurance Certificates...........................................................        36
       Section 3.10.   No Duty to Verify or Review......................................................        36

SECTION 4.             COMMITMENTS; INTEREST; PREPAYMENTS; FEES.........................................        37

       Section 4.1.    Loans............................................................................        37
       Section 4.2.    Notes............................................................................        37
       Section 4.3.    Scheduled Payments of Principal; Mandatory Prepayments...........................        37
       Section 4.4.    Interest Rates and Payment Dates.................................................        37
       Section 4.5.    Pro Rata Treatment and Payment...................................................        38
       Section 4.6.    Mutilated, Destroyed, Lost or Stolen Notes.......................................        38
       Section 4.7.    Computations; Interest Rate Determination; Conclusive Determinations.............        39
       Section 4.8.    Highest Lawful Rate..............................................................        39
       Section 4.9.    Fees.............................................................................        40
       Section 4.10.   Adjustment.......................................................................        41
       Section 4.11.   Payments and Distributions.......................................................        41

SECTION 5.             PAYMENTS.........................................................................        41

       Section 5.1.    End of Term......................................................................        41
       Section 5.2.    Prepayment Option................................................................        41

SECTION 6.             INTENTIONALLY OMITTED............................................................        41

SECTION                                                                                                        PAGE
SECTION 7.             CONDITIONS PRECEDENT TO THE LOAN.................................................        41

       Section 7.1.    Closing Notice...................................................................        42
       Section 7.2.    [Reserved].......................................................................        42
       Section 7.3.    Operative Documents..............................................................        42
       Section 7.4.    Notes............................................................................        42
       Section 7.5.    Representations and Warranties True; Absence of Defaults.........................        42
       Section 7.6.    Consents and Approvals...........................................................        42
       Section 7.7.    Filings and Recordings...........................................................        42
       Section 7.8.    Payment of Impositions...........................................................        43
       Section 7.9.    Transaction Costs; Fees..........................................................        43
       Section 7.10.   Opinions of Counsel..............................................................        43
       Section 7.11.   Corporate Status and Proceedings.................................................        43
       Section 7.12.   Financial Statements.............................................................        44
       Section 7.13.   Material Adverse Effect..........................................................        44
       Section 7.14.   Litigation.......................................................................        44
       Section 7.15.   Bill of Sale.....................................................................        44
       Section 7.16.   [Reserved].......................................................................        44
       Section 7.17.   Deed.............................................................................        44
       Section 7.18.   Search Reports...................................................................        44
       Section 7.19.   Appraisal........................................................................        45
       Section 7.20.   Insurance........................................................................        45
       Section 7.21.   No Casualty......................................................................        45
       Section 7.22.   Environmental Report.............................................................        45
       Section 7.23.   Survey...........................................................................        45
       Section 7.24.   Title and Title Insurance........................................................        45
       Section 7.25.   Mortgaged Property Acquisition/Operation.........................................        45
       Section 7.26.   Giant Industries Credit Agreement................................................        46
       Section 7.27.   Subordinated Debt................................................................        46
       Section 7.28.   Lender Approval..................................................................        46
       Section 7.29.   Deposit of Funds for Payment of NBD Subordinated Notes...........................        47
       Section 7.30.   Proceedings Satisfactory, Etc....................................................        47

SECTION 8.             EVENTS OF DEFAULT AND REMEDIES...................................................        47

       Section 8.1.    Defaults.........................................................................        47
       Section 8.2.    Non-Bankruptcy Defaults..........................................................        51
       Section 8.3.    Bankruptcy Defaults..............................................................        51
       Section 8.4.    Remedies on Default..............................................................        51

SECTION 9.             ASSIGNMENT BY LENDERS; PARTICIPATIONS............................................        52

       Section 9.1.    Assignments......................................................................        52
       Section 9.2.    Participations...................................................................        53
       Section 9.3.    Pledges..........................................................................        53

SECTION 10.            THE COLLATERAL AGENT.............................................................        53

SECTION                                                                                                        PAGE
       Section 10.1.   Appointment......................................................................        53
       Section 10.2.   Delegation of Duties.............................................................        54
       Section 10.3.   Exculpatory Provisions...........................................................        54
       Section 10.4.   Reliance by Collateral Agent; Indemnity..........................................        54
       Section 10.5.   Notice of Default................................................................        55
       Section 10.6.   Non-Reliance on Collateral Agent and Other Lenders...............................        55
       Section 10.7.   Indemnification..................................................................        56
       Section 10.8.   Collateral Agent in Its Individual Capacity......................................        56
       Section 10.9.   Successor Collateral Agent.......................................................        56
       Section 10.10.  Action upon Instructions.........................................................        57
       Section 10.11.  Substitution of Deed of Trust Trustee............................................        57

SECTION 11.            INDEMNITY........................................................................        57

       Section 11.1.   General Indemnification..........................................................        57
       Section 11.2.   General Tax Indemnity............................................................        59
       Section 11.3.   Gross Up.........................................................................        62
       Section 11.4.   Increased Capital Costs..........................................................        62
       Section 11.5.   Environmental Indemnity..........................................................        62
       Section 11.6.   LIBO Rate Illegal, Unavailable or Impracticable..................................        63
       Section 11.7.   Funding Losses...................................................................        64
       Section 11.8.   Actions of Lenders...............................................................        64

SECTION 12.            GENERAL CONDITIONS...............................................................        64

       Section 12.1.   Payment of Transaction Costs and Other Costs.....................................        64
       Section 12.2.   Effect of Waiver.................................................................        65
       Section 12.3.   Survival of Covenant.............................................................        65
       Section 12.4.   Applicable Law...................................................................        65
       Section 12.5.   Effect and Modification..........................................................        65
       Section 12.6.   Notices..........................................................................        66
       Section 12.7.   Consideration for Consents to Waivers and Amendments.............................        67
       Section 12.8.   Severability.....................................................................        67
       Section 12.9.   Successors and Assigns...........................................................        68
       Section 12.10.  No Third-Party Beneficiaries.....................................................        68
       Section 12.11.  Brokers..........................................................................        68
       Section 12.12.  Captions; Table of Contents......................................................        68
       Section 12.13.  Schedules and Exhibits...........................................................        68
       Section 12.14.  Submission to Jurisdiction.......................................................        68
       Section 12.15.  Jury Trial.......................................................................        69
       Section 12.16.  Role of Banc of America Facilities Leasing, LLC..................................        69
       Section 12.17.  Syndication......................................................................        69

Signature Page..........................................................................................        70

                                    SCHEDULES

SCHEDULE IA      --    Lenders' Commitments
SCHEDULE IB      --    Addresses for Notice and Payment
SCHEDULE IIA     --    Description of Mortgaged Property
SCHEDULE IIB     --    Principal Payment Schedule
SCHEDULE III     --    Constituent Company Guarantors
SCHEDULE IV      --    Scheduled Adjustments to Consolidated EBITDA


                              EXHIBITS

EXHIBIT A        --    Form of Promissory Note
EXHIBIT B        --    [Reserved]
EXHIBIT C-1      --    Form of Opinion of Special Counsel to Borrower and each
                       Guarantor
EXHIBIT C-2      --    Form of Opinion of General Counsel to Borrower and each
                       Guarantor
EXHIBIT C-3      --    Form of Opinion of New York and Virginia Counsel to
                       Borrower and each Guarantor
EXHIBIT C-4      --    [Reserved]
EXHIBIT D        --    Form of Closing Notice
EXHIBIT E-1      --    Form of Officer's Certificate of Borrower
EXHIBIT E-2      --    Form of Secretary's Certificate of Borrower
EXHIBIT E-3      --    Form of Officer's Certificate of each Guarantor
EXHIBIT E-4      --    Form of Secretary's Certificate of each Guarantor
EXHIBIT E-5      --    [Reserved]
EXHIBIT E-6      --    Form of Compliance Certificate
EXHIBIT F        --    Form of Assignment and Assumption Agreement
EXHIBIT G        --    [Reserved]
EXHIBIT H        --    Form of Supplemental Guaranty
EXHIBIT I        --    Form of Constituent Companies Guaranty
EXHIBIT J        --    [Reserved]
EXHIBIT K        --    Form of Parent Guaranty

                              GIANT YORKTOWN, INC.

                                 LOAN AGREEMENT

         This Loan Agreement dated as of May 14, 2002 (as amended, supplemented or otherwise modified from time to time, this "Loan Agreement"), is among GIANT YORKTOWN, INC., a Delaware corporation (the "Borrower"), WELLS FARGO BANK NEVADA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity (except as specifically set forth herein), but solely in its capacity as collateral agent (the "Collateral Agent"), and each of the Persons listed on SCHEDULE IA hereto as a Lender (each individually, together with any permitted successors and assigns, a "Lender" and collectively, the "Lenders").

                                   WITNESSETH:

         WHEREAS, the Lenders shall, on the terms and subject to the conditions hereinafter set forth, make loans to the Borrower on the Closing Date; and

         WHEREAS, the Borrower will use the proceeds of such Loans to purchase the Mortgaged Property and pay Transaction Costs hereunder;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

         Unless the context otherwise requires, the following terms shall for all purposes of this Loan Agreement have the meanings herein specified and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of the acquiree's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquirer the power to direct or cause the direction of the management and policies of the acquiree, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that Giant Industries or a Subsidiary of Giant Industries is the surviving entity.

         "Adjusted LIBO Rate" shall mean the LIBO Rate plus the Applicable Lender Margin.

Giant Yorktown, Inc.                                             Loan Agreement

         "Administrative Charge" shall mean an amount equal to the amount, if any, required to compensate each Lender for any losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by such Lender to fund its obligations under the Operative Documents) it may incur as a result of (i) Borrower's payment of principal or interest on the Notes on any date other than on a Payment Date, (ii) Borrower's payment of the Loan Balance on any date other than a Payment Date, or (iii) any condition described in SECTION 11 hereof.

         "Affiliate" shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Agent" shall mean, individually, any of the Collateral Agent or the Deed of Trust Trustee and "Agents" shall mean collectively, both of them.

         "Aggregate Commitment Amount" shall mean $40,000,000.

         "Applicable Administrative Charge" shall mean, as of any date of determination in respect of any event, any Administrative Charge determined to be due and owing in respect of such event.

         "Applicable Lender Margin" shall mean, at any time of determination of the LIBO Rate, 4.25% per annum.

         "Appraisal" shall mean any appraisal of the Mortgaged Property from an Appraiser received pursuant to the terms of this Loan Agreement.

         "Appraised Value" shall mean, with respect to the Mortgaged Property as of any date of determination, the Fair Market Value of the Mortgaged Property as set forth in the Appraisal therefor.

         "Appraiser" shall mean Purvin & Gertz, Inc., or such other Person as may be selected by the Collateral Agent.

         "Arrangement Fee" shall mean the percentage referred to in the Arrangement Fee Letter multiplied by the Underwriting Amount.

         "Arrangement Fee Letter" shall mean that certain letter agreement between Arranger and Giant Industries dated February 5, 2002.

         "Arranger" shall mean Banc of America Facilities Leasing, LLC, a Delaware limited liability company, and its successors.

Giant Yorktown, Inc.                                              Loan Agreement


         "Assignment and Assumption" shall mean an Assignment and Assumption Agreement substantially in the form of EXHIBIT F attached hereto or otherwise acceptable to the Collateral Agent entered into pursuant to SECTION 9.1.

         "Bank of America" shall mean Bank of America, National Association, a national banking association, and its successors.

         "Bankruptcy Code" shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.Section 101, et seq.).

         "Bankruptcy Event" shall mean, with respect to any Person, the occurrence of any of the following with respect to such Person: (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (b) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (c) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such Person shall admit in writing its inability to pay its debts generally as they become due.

         "Base Rate" shall mean, on any day with respect to the Loan Balance, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (b) the Prime Rate for such day plus 2.00%. Any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Rate, without notice to the Borrower or any Guarantor.

         "Benefited Lender" shall have the meaning assigned to such term in
SECTION 4.10.

         "Bill of Sale" shall have the meaning assigned to such term in SECTION 7.15.

         "BNY $150,000,000 Indenture" shall mean that certain Indenture dated August 26, 1997, between Giant Industries, as issuer, The Bank of New York, as trustee, and others evidenced by the BNY $150,000,000 Subordinated Notes.

Giant Yorktown, Inc.                                              Loan Agreement


         "BNY $200,000,000 Indenture" shall mean that certain Indenture dated [May 13], 2002, between Giant Industries, as issuer, the Bank of New York, as trustee, and others evidenced by the BNY $200,000,000 Subordinated Notes.

         "BNY $150,000,000 Subordinated Notes" shall mean the $150,000,000 9% Senior Subordinated Notes due 2007 issued by Giant Industries under the BNY $150,000,000 Indenture.

         "BNY $200,000,000 Subordinated Notes" shall mean the $200,000,000 11% Senior Subordinated Notes due 2012 issued by Giant Industries under the BNY $200,000,000 Indenture.

         "BNY $200,000,000 Subordinated Notes Offering" shall mean the issuance and sale of the BNY $200,000,000 Subordinated Notes pursuant to the BNY $200,000,000 Indenture.

         "Board of Directors" shall mean, with respect to a corporation, either the board of directors or any duly authorized committee of that board of directors which, pursuant to the by-laws of such corporation, has the same authority as that board of directors as to the matter at issue.

         "Borrower" shall mean Giant Yorktown, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Giant Arizona, or any successor thereto.

         "Borrower Part" shall have the meaning assigned to such term in SECTION 3.4.

         "Business Day" shall mean a day (other than a Saturday, Sunday or other day on which commercial banks in Scottsdale, Arizona, New York, New York, or Yorktown, Virginia are authorized or required by law to close), except that, with respect to any determination of LIBO Rate such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

         "Capital Lease" shall mean a capital lease as determined in accordance with GAAP.

         "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

         "Cash Equivalents" shall mean: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S.

Giant Yorktown, Inc.                                              Loan Agreement


commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000) whose long term securities are rated at least A (or then equivalent grade) by S&P and A2 (or then equivalent grade) by Moody's at the time of acquisition; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve
(12) months; (d) repurchase agreements with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) above; and (e) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a) through (c) above.

         "Casualty" shall mean either a Total Casualty or a Partial Casualty.

         "Casualty Notice" shall have the meaning assigned to such term in
SECTION 3.6.

         "Casualty Proceeds" shall have the meaning assigned to such term in
SECTION 3.6(F).

         "Casualty Recoveries" shall have the meaning assigned to such term in
SECTION 3.6(E).

         "Change of Control" shall mean (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 9(d)(2) of the Exchange Act (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Giant Industries which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), represent more than fifty percent (50%) of the combined voting power of Giant Industries' securities which are entitled to vote generally in the election of directors and which are outstanding on the date immediately prior to the date of such purchase or acquisition; (b) a sale of all or substantially all of the assets of Giant Industries and its Subsidiaries taken as a whole to any Person or Group; (c) the liquidation or dissolution of Giant Industries; (d) the first day on which Borrower is no longer, either directly or indirectly, a Wholly-Owned Subsidiary of Giant Industries; or (e) the first day on which a majority of the Board of Directors of Giant Industries are not Continuing Directors (as herein defined). As herein defined, "Continuing Director" shall mean any member of the Board of Directors of Giant Industries who (x) is a member of such Board of Directors as of the date of this Loan Agreement or (y) was nominated for election or elected to such Board of Directors with the affirmative vote of two-thirds of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

         "Claims" shall mean liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, settlements, utility charges, costs, fees, expenses and disbursements (including, without limitation, legal fees and expenses and costs of investigation which, in the case of counsel or investigators retained by an Indemnitee, shall be reasonable) of any kind and nature whatsoever.

         "Closing Date" shall mean May 14, 2002.

         "Closing Notice" shall have the meaning assigned to such term in
SECTION 7.1.

Giant Yorktown, Inc.                                              Loan Agreement


         "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

         "Collateral Agent" shall mean Wells Fargo Bank Nevada, National Association, not in its individual capacity, but solely as Collateral Agent, and any successor or replacement Collateral Agent expressly permitted hereunder.

         "Collateral Agent Fee Letter" shall mean the fee letter dated as of the date hereof between Borrower and Trust Company.

         "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on SCHEDULE IA under the column designated as "Commitment."

         "Commitment Fees" shall have the meaning assigned to such term in
SECTION 4.9.

         "Commitment Percentage" shall mean, as to any Lender, the percentage set forth opposite such Lender's name under the heading "Commitment Percentage" on SCHEDULE IA.

         "Commodity Swap" shall mean any commodity swap, commodity option or commodity forward contract (including any option to enter into any of the foregoing).

         "Compliance Certificate" shall mean a certificate substantially in the form of EXHIBIT E-6 hereto.

         "Consolidated EBITDA" shall mean, for the relevant period, (a) the sum of (i) the Consolidated Net Income for such period, (ii) Consolidated Interest Expense, (iii) all taxes measured by income to the extent included in the determination of such Consolidated Net Income, (iv) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent deducted in the determination of such Consolidated Net Income for the relevant period, and (v) non-cash losses associated with asset dispositions to the extent deducted in the determination of Consolidated Net Income for the relevant period, minus (b) non-cash gains associated with asset dispositions to the extent included in the determination of Consolidated Net Income for the relevant period. Consolidated EBITDA for the fiscal quarters ended on March 31, 2002, June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 shall be adjusted on a pro forma basis to take into account the Yorktown Acquisition, as set forth on SCHEDULE IV hereto.

         "Consolidated Funded Indebtedness" shall mean, for Giant Industries and its Consolidated Subsidiaries, at any time, without duplication, the sum of: (a) all Indebtedness (other than Indebtedness of the type described in clause
(h)(ii) of the definition of Indebtedness), (b) obligations to redeem or purchase any stock or other equity security of Giant Industries or a Subsidiary, and (c) any guaranty obligations in respect of any of the foregoing.

Giant Yorktown, Inc.                                              Loan Agreement


         "Consolidated Interest Expense" shall mean for the relevant period, for Giant Industries and its Consolidated Subsidiaries, without duplication, (a) the sum of (i) all interest in respect of Indebtedness and all imputed interest with respect to Capital Leases accrued or capitalized during such period (whether or not actually paid during such period and including fees payable in respect of letters of credit and bankers' acceptances), (ii) the net amount payable (or minus the net amount receivable) under all Swap Contracts (other than Commodity Swaps) during such period (whether or not actually paid or received during such period), and (iii) all dividends paid, declared or otherwise accrued in respect of preferred stock, minus (b) all fees and financing cost amortized during such period related to the incurrence of Indebtedness, to the extent included in the calculation of interest expense.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of Giant Industries and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, an amount equal to the consolidated stockholders' equity of Giant Industries and its Consolidated Subsidiaries determined in accordance with GAAP determined as of such date.

         "Consolidated Rents" shall mean, with respect to any period, the sum of the rental and other obligations required to be paid during such period by Giant Industries and its Consolidated Subsidiaries as lessee under all leases of real or personal property (other than Capital Leases).

         "Consolidated Senior Indebtedness" shall mean Consolidated Funded Indebtedness, other than Indebtedness evidenced by the Subordinated Notes.

         "Consolidated Subsidiaries" shall mean, at any date, any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of Giant Industries in its consolidated financial statements if such statements were prepared as of such date.

         "Consolidated Tangible Net Worth" shall mean Consolidated Net Worth, minus the net book value of all assets of Giant Industries and its Consolidated Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of Giant Industries and its Consolidated Subsidiaries prepared as of such time in accordance with GAAP.

         "Constituent Company Guarantors" shall mean (a) as of the Closing Date, each of Giant Four Corners, Inc., an Arizona corporation, San Juan, Giant Mid-Continent, Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation, and Phoenix, and (b) any other Subsidiary of Giant Industries which is required to execute a Supplemental Guaranty under Section 6(l) of the Parent Guaranty.

         "Constituent Companies Guaranty" shall mean the Constituent Companies Guaranty Agreement substantially in the form of EXHIBIT I to be executed in the favor of the Deed of Trust Trustee, Collateral Agent and Lenders by the Constituent Company Guarantors in accordance with the provisions of Section 6(l) of the Parent Guaranty.

Giant Yorktown, Inc.                                              Loan Agreement


         "Contingent Obligation" shall mean, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); or (b) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conveyance Document" shall have the meaning assigned to such term in
SECTION 3.4.

         "Deed" shall mean that certain Deed from the Yorktown Seller to the Borrower with respect to the Mortgaged Property.

         "Deed of Trust" shall mean the Deed of Trust, Assignment of Leases, Security Agreement and Fixture Filing Statement dated as of the date hereof from the Borrower, as grantor, to the Deed of Trust Trustee for the benefit of the Collateral Agent, as secured party, for the benefit of the Lenders.

         "Deed of Trust Trustee" shall mean James W. DeBoer and any successor or replacement Deed of Trust Trustee expressly permitted by the Deed of Trust.

         "Default" shall mean any event, act, or condition which with notice or lapse of time or both, would constitute an Event of Default.

         "Deposit Account" shall have the meaning assigned to such term in
SECTION 3.6(f).

Giant Yorktown, Inc.                                              Loan Agreement


         "Deposit Account Control Agreement" shall have the meaning assigned to such term in the Giant Industries Credit Agreement.

         "Dispositions" is defined in Section 6A(b) of the Parent Guaranty.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, leasing company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans or leasing property or equipment in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; or (v) any Lender; provided, however, that (A) any such Person shall also have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $50,000,000 (or its equivalent in foreign currency), or if such Person does not meet the foregoing requirements in this proviso, such Person furnishes a guaranty of an Affiliate, which Affiliate meets the requirements of this proviso, of such Person's obligations under the Operative Documents and (B) any Person described in clause (ii), (iii), (iv) or (v) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes.

         "Engagement Letter" shall mean the engagement letter dated February 5, 2002 between Giant Industries and Arranger.

         "Environmental Audit" shall mean a Phase I Environmental Assessment of the Site, in form and substance satisfactory to the Lenders.

         "Environmental Claims" shall have the meaning assigned to such term in
SECTION 11.5.

         "Environmental Law" shall mean all applicable federal, state, and local laws, statutes, rules, regulations, codes, ordinances, legally binding guidance documents, rules of common law, legally binding directives or orders ("Laws") of any Governmental Authority having jurisdiction over Giant Industries or any of its Subsidiaries, any of their respective properties, or any user or occupant of property of Giant Industries or any Subsidiary, relating to the protection of human health, safety, public welfare, or the environment, now existing or hereafter adopted, including without limitation, Laws relating to the generation, processing, treatment, investigation, remediation, storage, transport, disposal, management, handling, and use of Hazardous Substances, and those relating to the protection of environmentally sensitive areas.

         "Environmental Matters" shall mean any and all actions, suits, demands, demand letters, claims, complaints, notices of non-compliance or violation, enforcement actions, investigations,

Giant Yorktown, Inc.                                              Loan Agreement


or proceedings, relating in any way to (a) the presence, alleged presence, or use of any Hazardous Substance on, under, or about any property or assets of Giant Industries or any of its Subsidiaries or the migration or alleged migration of Hazardous Substances to or from such property regardless of the source of such migration or when such migration occurred or when such presence is discovered; (b) the Release or threatened Release of any Hazardous Substance on, under, to or from any property or assets of Giant Industries or any of its Subsidiaries regardless of the source of such Release or when such Release occurred; or (c) the violation of any Environmental Law, regardless of whether the existence or alleged existence of such Hazardous Substance or the violation of Environmental Law arose prior to Giant Industries' or its Subsidiary's ownership or operation of the subject property. "Environmental Matters" includes, without limitation, any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief or any other form of recovery arising in connection with any Hazardous Substance or arising from alleged injury or threat of injury to property, human health or the environment or from any nuisance condition.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) under common control with Giant Industries within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Giant Industries or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Giant Industries or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a Borrower to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Giant Industries or any ERISA Affiliate.

         "Escrow Arrangement" shall mean an escrow or similar arrangement, pursuant to which funds are irrevocably deposited in an amount sufficient to redeem the NBD Subordinated Notes in full.

         "Event of Default" shall have the meaning assigned to such term in
SECTION 8.1.

         "Fair Market Value" shall mean, with respect to the Mortgaged Property or a portion thereof as of any date, the price which a purchaser would pay to purchase such Mortgaged

Giant Yorktown, Inc.                                              Loan Agreement


Property in an arm's-length transaction between a willing buyer and a willing seller, neither of them being under any compulsion to buy or sell. In making any determination of Fair Market Value, Appraiser shall assume such Mortgaged Property has been maintained in accordance with the requirements of this Loan Agreement and that such Mortgaged Property is in the condition in which it is required to be hereunder as of the date for which such determination is made. Appraiser shall use such reasonable methods of appraisal as are satisfactory to the Lenders.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Collateral Agent on such day on such transactions as determined by the Collateral Agent.

         "Fee Letters" shall mean the Arrangement Fee Letter and the Collateral Agent Fee Letter.

         "Fees" shall have the meaning assigned to such term in SECTION 4.9.

         "Fixed Charge Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) Consolidated EBITDA for the period of four fiscal quarters ending on such date, plus (ii) Consolidated Rents for such period, plus (iii) to the extent excluded in the calculation of Consolidated EBITDA, Margin Payments made by Giant Industries under the Yorktown Asset Purchase Agreement during such period, minus
(iv) Capital Expenditures during such period (excluding Margin Payments treated as Capital Expenditures), minus (v) all taxes measured by income and paid in cash during such period, to (b) the sum, without duplication, of (i) Consolidated Interest Expense during such period, plus (ii) Consolidated Rents during such period, plus (iii) scheduled amortization of Giant Industries' and its Subsidiaries' Indebtedness during such period, plus (iv) Margin Payments made by Giant Industries under the Yorktown Asset Purchase Agreement during such period. With respect to Indebtedness incurred in connection with the Yorktown Acquisition (including Loans under the Giant Industries Credit Agreement), Consolidated Interest Expense shall be calculated on a pro forma basis for the four fiscal quarters most recently ended as if such Indebtedness had been incurred on the first day of such period.

         "FRB" shall mean the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "GAAP" shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and

Giant Yorktown, Inc.                                              Loan Agreement


authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "Giant Arizona" shall mean Giant Industries Arizona, Inc., an Arizona corporation, and its successors.

         "Giant Industries" shall mean Giant Industries, Inc., a Delaware corporation, and its successors.

         "Giant Industries Credit Agreement" shall mean the Second Amended and Restated Credit Agreement dated as of May 14, 2002, among Giant Industries, as borrower, the several financial institutions from time to time parties thereto, as lenders, and Bank of America, as administrative agent for the lenders and as letter of credit issuing bank.

         "Giant Industries Credit Agreement Documents" shall mean the Giant Industries Credit Agreement and each other agreement, document and instrument executed and delivered by Giant Industries or any other Subsidiary of Giant Industries in connection therewith.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Requirement of Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use and operation of the Mortgaged Property.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guarantor" shall mean any Parent Guarantor or any Constituent Company Guarantor.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Hazardous Substance" shall mean any substance that poses a threat to, or is regulated to protect, human health, safety, public welfare, or the environment, including without limitation: (a) any "hazardous substance," "pollutant" or "contaminant," and any "petroleum" or "natural gas liquids" as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), (b) "solid waste" as defined by the federal Solid Waste Disposal Act (42 U.S.C. Sections 6901 et seq.),
(c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms,

Giant Yorktown, Inc.                                              Loan Agreement


including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

         "Highest Lawful Rate" shall have the meaning assigned to such term in
SECTION 4.8.

         "Indebtedness" of any Person shall mean, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all direct or contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all obligations with respect to "off-balance sheet" obligations (but not including any operating lease under which aggregate rentals during the term thereof is less than $500,000); (h) all net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out the termination value thereof, or (ii) if such Swap Contract has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;
(i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

         "Indemnitee" shall mean the Arranger, any Lender, the Collateral Agent, the Deed of Trust Trustee, the Trust Company and their respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives agents and their respective designees or nominees; provided, however, that in no event shall any other Person (other than the Arranger, any Lender, the Collateral Agent, the Deed of Trust Trustee, the Trust Company and their respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives, agents and their respective designees or nominees) who purchases the Mortgaged Property for value following a foreclosure or other remedy be an Indemnitee.

         "Indentures" shall mean the BNY $150,000,000 Indenture and the BNY $200,000,000 Indenture, and any other Indentures pursuant to which other Subordinated Notes are issued.

         "Insolvency Proceeding" shall mean (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors

Giant Yorktown, Inc.                                              Loan Agreement


generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy required by this Loan Agreement to be maintained or caused to be maintained by Borrower, and all requirements of the issuer of any such policy.

         "Interest" shall mean, with respect to each Interest Period, an amount equal to interest accrued on the Loan Balance outstanding during such period at the Interest Rate.

         "Interest Period" shall mean initially the period commencing on (and including) the Closing Date and ending on (but excluding) the next succeeding Payment Date thereafter, and thereafter, each period commencing on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date.

         "Interest Rate" shall mean for each day during each Interest Period with respect thereto, (a) if no Default or Event of Default shall then exist,
(i) if the Base Rate is in effect pursuant to SECTION 11.6 or SECTION 4.7 hereof, a rate per annum equal to the Base Rate, or (ii) if the Adjusted LIBO Rate is in effect pursuant to SECTION 4.7, a rate per annum equal to the Adjusted LIBO Rate or (b) if at any time a Default or Event of Default shall occur during such Interest Period then for so as long as such Default or Event of Default shall exist or until a new Interest Rate is selected, or deemed to have been selected, pursuant to SECTION 4.7 hereof, a rate per annum equal to the Interest Rate in effect immediately prior to the occurrence of such Default or Event of Default plus 2.00%.

         "IRS" shall mean the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Lease" shall have the meaning assigned to such term in SECTION 3.2.

         "Lender Liens" shall mean Liens on or against the Mortgaged Property
(a) which result from any act of, or any Claim against, any Lender or any Agent unrelated to the transactions contemplated by the Operative Documents or (b) which result from any Tax owed by any such Person, except any Tax for which Borrower is obligated to indemnify.

         "Lenders" shall mean the Persons set forth on SCHEDULE IA hereto, together with any permitted successors and assigns.

         "Liabilities" shall have the meaning assigned to such term in the Parent Guaranty.

         "LIBO Rate" shall mean with respect to any Interest Period at any time, the applicable London interbank offered rate per annum for deposits in Dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; or if no London interbank offered rate of such maturity then appears on Telerate Page 3750, then the rate equal to the London interbank offered rate per annum for deposits in Dollars maturing immediately before or immediately after such maturity, whichever is higher, as

Giant Yorktown, Inc.                                              Loan Agreement


determined by the Collateral Agent from Telerate Page 3750; or if Telerate Page 3750 is not available, the applicable LIBO Rate for the relevant Interest Period shall be the rate per annum determined by the Collateral Agent to be the arithmetic average of the rates at which Bank of America offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the aggregate outstanding principal amount of the Notes and having a maturity approximately equal to such Interest Period.

         "Lien" shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessee under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessee under an Operating Lease.

         "Loan" shall mean the loan from the Lenders to the Borrower pursuant to the terms of this Loan Agreement.

         "Loan Agreement" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "Loan Balance" shall mean, as of any time, the aggregate principal amount outstanding on the Notes at such time.

         "Loan Term" shall mean the period from the Closing Date to, and including, the Maturity Date.

         "Majority Lenders" shall mean Lenders who hold Notes representing more than 50% of the aggregate Loan Balance outstanding at such time.

         "Margin Payments" shall mean the amounts payable by Giant Industries to the Yorktown Seller under Section 3(e) of the Yorktown Asset Purchase Agreement (as in effect on the effective date thereof).

         "Margin Stock" shall mean "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), capitalization or condition (financial or otherwise) of Giant Industries and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Borrower, Giant Industries or any Significant Subsidiary to perform under any Operative Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or

Giant Yorktown, Inc.                                              Loan Agreement


enforceability against Borrower, Giant Industries or any Significant Subsidiary of any Operative Document or any rights or remedies under any thereof, (ii) the perfection or priority of any Lien granted under any of the Operative Documents,
(iii) the rights or interests of the Collateral Agent or any Lender in the Mortgaged Property or (iv) the Fair Market Value, use, utility, useful life or condition of the Mortgaged Property, other than any Partial Casualty pursuant to which the Borrower has paid the Partial Casualty Amount or is rebuilding the affected portion of the Mortgaged Property pursuant to SECTION 3.6.

         "Material Contracts" shall have the meaning assigned to such term in
Section 5(ff) of the Parent Guaranty.

         "Material Subsidiary" shall mean, at any time, a Subsidiary with total assets with a book value of $2,000,000 or more.

         "Maturity Date" shall mean May 14, 2005, or such earlier date on which:
(i) the Borrower is required to pay the Total Casualty Amount pursuant to
SECTION 3.6 or the Payoff Amount pursuant to SECTION 5.2 or (ii) the principal and interest on the Notes have become due and payable pursuant to SECTION 8.2 or 8.3.

         "Moody's" shall mean Moody's Investor Service, Inc.

         "Mortgaged Property" shall have the meaning assigned to such term in the Deed of Trust.

         "Mortgaged Property Purchase Price" shall mean the sum of (a) Appraised Value as of the Closing Date of the Mortgaged Property, and (b) Transaction Costs.

         "Mortgaged Property Records" shall mean those maintenance and other records, books, manuals, logs, writings, data bases, and other information relating to the maintenance, operation, ownership and use of the Mortgaged Property.

         "Mortgaged Property Value" shall mean, with respect to any Partial Casualty, the lowest Fair Market Value during the remaining Loan Term after such Partial Casualty, determined by an Appraisal acceptable to Collateral Agent for the Mortgaged Property after such Partial Casualty.

         "Multiemployer Plan" shall mean a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which Giant Industries or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "NBD Indenture" shall mean that certain Indenture dated November 29, 1993, between Giant Industries, as issuer, NBD Bank, National Association (now known as Bank One Trust Company, N.A.) ("NBD Bank"), as borrower, and others evidenced by the NBD Subordinated Notes.

Giant Yorktown, Inc.                                              Loan Agreement

         "NBD Subordinated Notes" shall mean the $100,000,000 9-3/4% Senior Subordinated Notes due 2003 issued by Giant Industries under the NBD Indenture, to be refinanced, pursuant to the Escrow Agreement established on the Closing Date with the proceeds of the BNY $200,000,000 Subordinated Notes.

         "Notes" shall have the meaning assigned to such term in SECTION 4.2.

         "Obligation" shall mean any obligation or liability of Borrower or any Guarantor to any Agent or any Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Loan Agreement or any other Operative Document.

         "Officer's Certificate" of a Person shall mean a certificate signed by a Responsible Officer of such Person.

         "Operating Lease" shall mean an operating lease determined in accordance with GAAP.

         "Operative Documents" shall mean this Loan Agreement (including all Annexes, Exhibits and Schedules hereto), the Deed, the Parent Guaranty, the Constituent Companies Guaranty, the Deed of Trust, the Bill of Sale, the Notes, the Fee Letters, the Engagement Letter, the Closing Notice, and any Assignment and Assumption and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time), and "Operative Document" shall mean any one of them.

         "Organization Documents" shall mean, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Original Part" shall have the meaning assigned to such term in SECTION 3.4.

         "Overdue Rate" shall have the meaning assigned to such term in SECTION 4.4(b).

         "Parent Guarantors" shall mean each of Giant Industries and Giant Arizona and each Person that becomes a Parent Guarantor by execution of a Supplemental Guaranty in accordance with Section 6(l) of the Parent Guaranty, together with their successor and permitted assigns, and "Parent Guarantor" shall mean anyone of them.

         "Parent Guaranty" shall mean that certain Parent Guaranty Agreement dated as of the date hereof by Giant Industries and Giant Arizona for the benefit of the Arranger, the Deed of Trust Trustee, Collateral Agent and Lenders in substantially the form of EXHIBIT K.

         "Part" shall have the meaning assigned to such term in SECTION 3.4.

Giant Yorktown, Inc.                                              Loan Agreement


         "Partial Casualty" shall mean any event listed in the definition of Total Casualty that does not result in a Total Casualty and results in damage for which the cost to repair would exceed $5,000,000 (all other such events to be remedied under SECTION 3.3 or 3.4).

         "Partial Casualty Amount" shall mean, with respect to the Mortgaged Property as of any date specified for payment thereof, a portion of the Loan Balance equal to the difference, if positive, between the Loan Balance and 50% of the Mortgaged Property Value, plus all Interest accrued on such portion of the Loan Balance to the date of payment, plus the Applicable Administrative Charge on such portion of the Loan Balance.

         "Partial Casualty Settlement Date" shall have the meaning assigned to such term in SECTION 3.6(b)(i).

         "Payment Date" shall mean (i) the fourteenth (14th) day of each month or if such fourteenth (14th) day is not a Business Day, the next succeeding Business Day, and (ii) in any case, the Maturity Date.

         "Payoff Amount" shall mean as of any date of determination, the sum of
(a) the Loan Balance as of the date of payment, plus (b) all accrued but unpaid Interest, plus (c) the Applicable Administrative Charge, if any, plus (d) all other sums then due and payable under the Operative Documents by Borrower, a Guarantor or any of their Affiliates.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Pension Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Giant Industries or any of its Subsidiaries or any of their respective ERISA Affiliates sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Contest" shall mean actions taken by a Person to contest in good faith, by appropriate proceedings initiated timely and diligently prosecuted, the legality, validity or applicability to the Mortgaged Property or any interest therein of any Person of: (a) any law, regulation, rule, judgment, order, or other legal provision or judicial or administrative requirements; (b) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any authorization or other consent, approval or other action by any Governmental Authority; or (c) any Lien or Tax; provided that the initiation and prosecution of such contest would not: (i) result in, or materially increase the risk of, the imposition of any criminal liability on any Indemnitee; (ii) materially and adversely affect the Liens created by the Operative Documents or the right, title or interest of Deed of Trust Trustee, Collateral Agent or any Lender in or to any of the Mortgaged Property or the right of Deed of Trust Trustee, Collateral Agent or any Lender to receive payment of all or any portion of any payment of Interest, principal, Loan Balance, Administrative Charge or any other amount payable under the Operative Documents; (iii) permit, or pose a material risk of, the sale or forfeiture of, or

Giant Yorktown, Inc.                                              Loan Agreement


foreclosure on, the Mortgaged Property or (iv) materially and adversely affect the Fair Market Value, utility or remaining useful life of the Mortgaged Property or any interest therein or the continued economic operation thereof; and provided further that in any event adequate reserves in accordance with GAAP are maintained against any adverse determination of such contest.

         "Permitted Encumbrances" shall mean (i) any rights in favor of Deed of Trust Trustee, Collateral Agent and the Lenders pursuant to this Loan Agreement or any other Operative Documents; (ii) materialmen's, mechanics', workers', artisan's, repairmen's, employees' or other like Liens securing payment of the price of goods or services rendered in the ordinary course of business for amounts the payment of which is not overdue or is being contested pursuant to a Permitted Contest; (iii) any Lender Lien; (iv) Liens for current Taxes which are not delinquent or the validity of which is being contested pursuant to a Permitted Contest; (v) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances with respect to the Site incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower; and (vi) the rights provided under those certain Installment Sale Agreements by and between the Industrial Development Authority of York County, Virginia and Amoco Oil Company, recorded February 11, 1997, at the Clerk's Office of the Circuit Court of York County, Virginia in Deed Book 296, Page 781 and in Deed Book 297, Page 1.

         "Permitted Liens" has the meaning set forth in Section 6A(a) of the Parent Guaranty.

         "Permitted Modification" shall have the meaning assigned to such term in SECTION 3.4.

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Phoenix" shall mean Phoenix Fuel Co., Inc., an Arizona corporation.

         "Plan" shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) established by Giant Industries or any ERISA Affiliate.

         "Preferred Stock," as applied to the Capital Stock of any person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over the Capital Stock of any other class of such person.

         "Prepayment Option" shall have the meaning assigned to such term in
SECTION 5.2.

         "Prime Rate" shall mean the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

Giant Yorktown, Inc.                                              Loan Agreement


         "Principal Business" shall mean (i) the business of the exploration for, and development, acquisition, production, processing, marketing, refining, storage and transportation of, hydrocarbons, (ii) any related energy and natural resource business, (iii) any business currently engaged in by Giant Industries or its Subsidiaries, (iv) convenience stores, retail service stations, truck stops and other public accommodations in connection therewith and (v) any activity or business that is a reasonable extension, development or expansion of any of the foregoing.

         "Prohibited Transaction" shall mean a transaction that is prohibited under Code Section 4975 or ERISA Section 406 and not exempt under Code Section 4975 or ERISA Section 408.

         "Rating Agency" shall mean each of the following credit rating agencies:

                  Standard & Poor's Ratings Services,
                  a division of The McGraw-Hill Companies, Inc.
                  55 Water Street, 40th Floor
                  New York, New York 10041-0003
                  Attn:  Structured Finance Ratings
                  Telephone No.: (212) 438-2000
                  Telecopier No.: (212) 438-7321

                                 and

                  Moody's Investors Service
                  99 Church Street
                  New York, New York 10007
                  Attn:  Asset Backed CP Monitoring Department
                  Telephone No.: (212) 553-0300
                  Telecopier No.: (212) 553-3850/0881

Except as otherwise indicated, any reference herein to "the Rating Agency" shall be deemed to include each such credit rating agency.

         "Regulation T, U or X" shall mean Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Release" shall mean any depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migration, or disposing.

         "Removable Part" shall have the meaning assigned to such term in
SECTION 3.4.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Replacement Parts" shall have the meaning assigned to such term in
SECTION 3.4.

Giant Yorktown, Inc.                                              Loan Agreement


         "Required Alteration" shall have the meaning assigned to such term in
SECTION 3.4.

         "Required Lenders" shall mean Lenders who hold Notes representing at least 66-2/3% of the aggregate Loan Balance outstanding at such time.

         "Required Prepayment" shall mean, for any Interest Period, a portion of the Loan Balance in the amount set forth on SCHEDULE IIB for such Interest Period.

         "Requirement of Law" shall mean, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject, including without limitation Environmental Laws.

         "Responsible Officer" shall mean the officers of Giant Industries with the following titles: (i) president; (ii) executive vice president; (iii) vice president and chief financial officer; and (iv) vice president and chief accounting officer.

         "Responsible Officer's Certificate" shall mean a certificate signed by an applicable Responsible Officer, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

         "Restricted Payments" is defined in Section 6A(i) of the Parent
Guaranty.

         "San Juan" shall mean San Juan Refining Company, a New Mexico corporation.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Senior Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Senior Indebtedness as of the determination date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently ended.

         "Significant Subsidiary" shall mean (a) Giant Arizona, (b) San Juan,
(c) Phoenix and (d) any other subsidiary of Giant Industries having total assets at or immediately prior to the time in question with a book value of $10,000,000 or more.

         "Site" shall mean the land and the other rights described in Exhibit A to the Deed of Trust.

         "Solvent" shall mean, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay

Giant Yorktown, Inc.                                              Loan Agreement


the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         "S&P" shall mean Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

         "Specified Swap Contracts" shall mean all Swap Contracts made or entered into at any time, or in effect at any time, whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between Giant Industries or any Subsidiary and any Swap Provider, which Swap Contract is or was intended by Giant Industries or such Subsidiary to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any liabilities owed or credit facilities in effect and not for the purposes of financing, speculation or taking a "market view" (which intent shall conclusively be deemed to exist if Giant Industries or such Subsidiary so represents to the Swap Provider in writing) and as to which the final scheduled payment by Giant Industries or its Subsidiary is not later than the Maturity Date.

         "Subordinated Documents" shall mean (i) the NBD Subordinated Notes and
(ii) the BNY Subordinated Notes and, in each case, each other agreement, document and instrument executed and delivered in connection therewith.

         "Subordinated Notes" shall mean (i) the BNY $150,000,000 Subordinated Notes issued under the BNY $150,000,000, (ii) the BNY $200,000,000 Subordinated Notes issued under the BNY $200,000,000 Indenture and (iii) such other notes as may be issued from time to time by Giant Industries after the Closing Date containing terms, and issued pursuant to an Indenture containing terms, satisfactory to the Collateral Agent and the Required Lenders, and which are subordinated on terms and conditions satisfactory to the Collateral Agent and the Required Lenders, in their sole discretion, to all Obligations, whether now existing or hereafter incurred. Notes shall not be considered "Subordinated Notes" unless and until the Collateral Agent shall have received copies of the documentation evidencing or relating to such notes evidencing the terms and conditions of subordination required by the Collateral Agent and the Required Lenders.

         "Subsidiary" of a Person shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Giant Industries.

         "Supplemental Guaranty" shall mean an agreement, in substantially the form of EXHIBIT H, pursuant to which the Person executing the same elects to become a Constituent Company Guarantor or a Parent Guarantor, as the case may be, for purposes of this Loan

Giant Yorktown, Inc.                                              Loan Agreement


Agreement and the other Operative Documents and agrees to perform all of the obligations of a Constituent Company Guarantor or a Parent Guarantor, as the case may be, under, and to be bound in all respects by the terms of, the Constituent Company Guaranty or the Parent Guaranty, as the case may be, as if said Person were a signatory thereto.

         "Supplemental Payment" shall mean any and all amounts, liabilities and obligations other than Interest and Required Prepayments which Borrower assumes or agrees or is otherwise obligated to pay under this Loan Agreement or any other Operative Document (whether or not designated as Supplemental Payment) to any Agent, any Lender or any other Person, including, without limitation, any Administrative Charge, indemnities and damages for breach of any covenants, representations, warranties or agreements.

         "Supplemental Underwriting Fee" shall mean the Supplemental Underwriting Fee as described in the Arrangement Fee Letter.

         "Surety Instruments" shall mean all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" shall mean any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, commodity forward contracts, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

         "Swap Provider" shall mean any lender under the Giant Industries Credit Agreement or any Affiliate thereof that is at the time of determination party to a Swap Contract with Giant Industries or any Subsidiary.

         "Swap Termination Value" shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

         "Synthetic Lease" shall mean a financing arrangement that is treated as a lease for financial accounting purposes and as a loan for tax purposes.

         "Taxes" and "Tax" shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income (whether net, gross or adjusted gross) taxes; gross and net receipts taxes; taxes that are or are in the nature of franchise, value added, privilege or doing business taxes, license and

Giant Yorktown, Inc.                                              Loan Agreement


registration fees; real and personal property (including intangibles) taxes; sales, use and similar taxes (including rent taxes); any excise taxes; real estate transfer taxes, mortgage taxes, conveyance taxes, turnover taxes, value-added taxes; stamp taxes and documentary recording taxes and fees), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto.

         "Title Insurance Company" shall mean a title insurance company selected by Borrower and satisfactory to the Collateral Agent.

         "Title Policy" is defined in SECTION 7.24.

         "Total Casualty" shall mean any of the following events in respect of all of the Mortgaged Property: (a) the total loss of the Mortgaged Property, or the total loss of use thereof, due to theft, disappearance, destruction, damage beyond repair or the rendering of the Mortgaged Property permanently unfit for normal use for any reason whatsoever; (b) any damage to the Mortgaged Property which results in an insurance settlement with respect to the Mortgaged Property on the basis of a total loss or a constructive total loss; (c) the permanent condemnation, confiscation or seizure of, or requisition of title to or use of, the Mortgaged Property; or (d) as a result of any Requirements of Law or other action by any Governmental Authority, the use of the Mortgaged Property in the normal course of Borrower's business shall have been prohibited, directly or indirectly, for a period equal to the lesser of 60 consecutive days and the remaining Loan Term.

         "Total Casualty Amount" shall mean the Payoff Amount as of the date specified for payment thereof.

         "Total Casualty Settlement Date" shall have the meaning assigned to such term in SECTION 3.6(a).

         "Total Leverage Ratio" shall mean, as of any date, the ratio of (a) Consolidated Funded Indebtedness as of the determination date to (b) Consolidated EBITDA for the four fiscal quarters ending on such date, or if such date is not the last day of a fiscal quarter, ending on the last day of the fiscal quarter most recently then ended.

         "Transaction Costs" shall mean

                  (i) the reasonable fees and expenses of Chapman and Cutler incurred in connection with the negotiation, execution and delivery of the term sheet, the commitment letters, the Operative Documents, the syndication of the Notes and any amendments to the Operative Documents in connection therewith and the transactions contemplated thereby;

                  (ii) the reasonable fees and expenses of the Arranger including, without limitation, the fees and expenses of any insurance consultant hired by the Arranger and any fees and expenses incurred in connection with the syndication of the Notes;

Giant Yorktown, Inc.                                              Loan Agreement


                           (iii) the actual and ongoing fees and expenses of the
                  Deed of Trust Trustee and Collateral Agent;

                           (iv) the reasonable counsel fees of the Collateral
                  Agent;

                           (v) the fees and expenses of the Appraiser;

                           (vi) all costs of searching and perfecting a first
                  priority Lien and security interest in the Mortgaged Property (as defined in the Deed of Trust) (subject to Permitted Encumbrances);

                           (vii) costs and expenses for the survey of the Site;

                           (viii) costs and expenses for any environmental
                  review or assessment of the Site;

                           (ix) costs and expenses for all title insurance and
                  policies relating to the Site;

                           (x) the Arrangement Fee and the Supplemental
                  Underwriting Fee; and

                           (xi) all other fees and expenses incurred by
                  Collateral Agent or any Lender in connection with the Operative Documents and the transactions contemplated hereby.

         "Trust Company" shall mean Wells Fargo Bank Nevada, National Association, or any successor financial institution acting as Collateral Agent under the Operative Documents, in each case, in its individual capacity.

         "UCC" shall mean the Uniform Commercial Code of Virginia or any other applicable jurisdiction.

         "Underwriting Amount" shall mean $75,000,000.

         "Unfunded Pension Liability" shall mean the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "Wholly-Owned Subsidiary" shall mean any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power at the time as of which any determination is being made, is owned, beneficially and of record, by Giant Industries, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         "Yorktown Acquisition" shall mean the acquisition of the Mortgaged Property from the Yorktown Seller.

Giant Yorktown, Inc.                                              Loan Agreement

         "Yorktown Acquisition" shall mean the acquisition of the Mortgaged Property from the Yorktown Seller.

         "Yorktown Acquisition Documents" shall mean the Yorktown Asset Purchase Agreement and each other agreement, document and instrument executed and delivered by Giant Industries, Borrower or any other Subsidiary of Giant Industries, and the Yorktown Seller in connection with Borrower's purchase of the Yorktown Assets.

         "Yorktown Assets" shall mean the "Purchased Assets" defined in the Yorktown Asset Purchase Agreement, including without limitation the Mortgaged Property.

         "Yorktown Asset Purchase Agreement" shall mean the Asset Purchase Agreement dated as of February 8, 2002, between Giant Industries and the Yorktown Seller with such amendments as may be satisfactory to the Collateral Agent and the Required Lenders.

         "Yorktown Seller" shall mean BP Corporation North America Inc., an Indiana corporation, and BP Products North America Inc., a Maryland corporation, collectively the "Seller" under the Yorktown Asset Purchase Agreement.

         "Yorktown Subsidiaries" shall mean the Borrower.

SECTION 2. REPRESENTATION AND WARRANTIES.

         Section 2.1. Representation of Borrower. As to the date hereof and the Closing Date, the Borrower makes the representations and warranties applicable to it set forth in Section 5 of the Parent Guaranty (and such Section 5 of the Parent Guaranty is hereby incorporated by reference) to each of the other parties hereto.

         Section 2.2. Representations and Warranties of Lenders. Each Lender represents and warrants, severally and only as to itself, to each of the other parties hereto as follows:

                  (a) ERISA. Either (i) it is not and will not be purchasing any of its interest in the Notes with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code or (ii) the acquisition and holding of any Note will not result in a Prohibited Transaction.

                  (b) Investment. The Note being acquired by such Lender is being acquired by such Lender for investment for its own account and not with a view to the resale or distribution of such interest or any part thereof in any manner that would require registration under the Securities Act, but without prejudice, however, to the right of such Lender at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act or under an exemption from such registration available under the Securities Act, it being understood that the disposition by the undersigned of the Note to be purchased by such Lender shall, at all times, remain entirely within its control.

                  (c) Offer of Securities, etc. Neither such Lender nor any Person authorized to act on its behalf has, directly or indirectly, offered to sell the Notes or any other similar

Giant Yorktown, Inc.                                              Loan Agreement

         securities (the sale or offer of which would be integrated with the sale or offer of the Notes), for sale to, or solicited any offer to acquire any of the same from, any Person.

                  (d) No Registration. Such Lender understands and acknowledges that the Notes have not been and will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act or any other applicable exemption, that the Notes have not and will not be registered or qualified under the securities or "blue sky" laws of any jurisdiction, that the Notes may be resold or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, that the Borrower is not required to register the Notes and that any transfer must comply with the provisions of the Operative Documents relating thereto. Such Lender will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes held by it.

                  (e) Institutional Investor. Such Lender is a sophisticated institutional investor and an "accredited investor" as defined in paragraph (1), (2), (3) or (7) of Rule 501(a) of the Securities Act, and has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of such investment. Such Lender has been given such information concerning the Notes, the other Operative Documents, the Mortgaged Property and the Borrower as it has requested.

                  (f) Legend. Such Lender understands and acknowledges that the Note which it is acquiring will bear a legend as set forth in the form of Note included as EXHIBIT A.

         The making of any Loan on the Closing Date, and any assignment of any Loan or this Loan Agreement shall constitute an affirmation by the subject assignee or acquiring Lender of the preceding representations and warranties.

         Section 2.3. Representations and Warranties of Collateral Agent. Trust Company, in its individual capacity and not in its capacity as Collateral Agent (with the exception of CLAUSE (c) below, which representation and warranty is made by Wells Fargo Bank Nevada, National Association, solely in its capacity as Collateral Agent), hereby represents and warrants to each of the other parties hereto that:

                  (a) Due Organization, etc. Trust Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; Trust Company has full banking and trust power and authority to enter into and perform its obligations under the Operative Documents to which it is or is to be a party and each other agreement, instrument and document to be executed and delivered by it on or before the Closing Date in connection with or as contemplated by each such Operative Document to which it is or is to be a party; and the Operative Documents to which Trust Company is a party, have been or will be duly executed and delivered by Trust Company.

Giant Yorktown, Inc.                                              Loan Agreement

                  (b) Authorization; No Conflict. The execution and delivery by Trust Company of the Operative Documents to which it is or is to be a party, and the performance by Trust Company of its obligations under such Operative Documents, have been duly authorized by all necessary action on its part, and do not and will not: (i) contravene any Federal laws governing the banking powers of Trust Company; (ii) violate any provision of its articles of association or by-laws; (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement, or any other agreement or instrument to which Trust Company is a party or by which it or its properties may be bound or affected, which breaches or defaults would be reasonably likely to materially and adversely affect the ability of Trust Company to perform its obligations under any Operative Documents to which it is or will be a party; or (iv) require any authorizations, consents, approvals, licenses or formal exemptions from, or any filings, declarations or registrations with, any Governmental Authority governing the banking powers of Trust Company or any consent or approval of any non-governmental Person.

                  (c) Enforceability, etc. Each Operative Document to which Trust Company is a party constitutes the legal, valid and binding obligation of Trust Company enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (d) Litigation. There is no action, proceeding or investigation known to Trust Company pending or threatened which questions the validity of the Operative Documents to which Trust Company is a party or any action taken or to be taken pursuant to the Operative Documents to which Trust Company is a party.

SECTION 3. COVENANTS.

         The Borrower covenants and agrees to perform the obligations applicable to the Borrower set forth in Sections 6 and 6A of the Parent Guaranty and such Sections 6 and 6A of the Parent Guaranty are hereby incorporated by reference. The Borrower further covenants and agrees as follows:

         Section 3.1. Possession and Use of Mortgaged Property; Compliance with Laws. Borrower agrees that the Mortgaged Property will be used and operated in compliance with any and all Requirements of Law. Borrower shall procure and maintain in effect all material licenses, registrations, certificates, permits, approvals and consents required by any Requirement of Law or by any Governmental Authority in connection with the ownership, delivery, installation, maintenance, repair, use and operation of the Mortgaged Property. Borrower shall not (a) use, operate, or maintain the Mortgaged Property or any portion thereof in violation of SECTION 3.3 or any Insurance Requirement; (b) lease, assign or otherwise permit the use of any of the Mortgaged Property except as may be permitted by
SECTION 3.2; or (c) except as set forth in SECTION 3.2, sell, assign or transfer any of its rights or in any of the Mortgaged Property, or directly or indirectly

Giant Yorktown, Inc.                                              Loan Agreement

create, incur or suffer to exist any Lien on any of its rights hereunder or in any of the Mortgaged Property, except for Permitted Encumbrances.

         Section 3.2. Leases and Assignments. Except for leases permitted by this SECTION 3.2, Borrower may not assign, lease, mortgage, pledge or otherwise transfer to any Person, at any time, in whole or in part, any of its rights, title or interest in, or obligations to or under this Loan Agreement, any other Operative Document or to any portion of the Mortgaged Property. Each lease entered into in accordance with this SECTION 3.2 shall be referred to as a "Lease." Borrower may, so long as no Event of Default exists, lease all or any portion of the Mortgaged Property to one or more of its Affiliates. With respect to any Lease permitted under this SECTION 3.2, Borrower shall not lease any portion of the Mortgaged Property to any Person who shall then be engaged in any proceedings for relief under any bankruptcy or insolvency law or laws relating to the relief of debtors.

         No Lease hereunder will (a) discharge or diminish any of Borrower's obligations to Collateral Agent, Deed of Trust Trustee or any Lender hereunder or Borrower's or any Guarantor's obligations to any other Person under any other Operative Document, and Borrower shall remain directly and primarily liable under this Loan Agreement with respect to all of the Mortgaged Property or (b) extend beyond the last day of the Loan Term. Each Lease permitted hereby shall be made and shall expressly provide that it is subject and subordinate to Deed of Trust and the rights of Collateral Agent or Deed of Trust Trustee thereunder, and shall expressly provide for the surrender of the Mortgaged Property leased by the applicable lessee at the election of Collateral Agent or Deed of Trust Trustee after an Event of Default.

         Borrower shall give the Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice of any Lease permitted under this
SECTION 3.2, and shall promptly provide the Collateral Agent with a fully executed copy of each document evidencing such Lease, together with a Certificate of a Responsible Officer of Borrower that such Lease complies with this SECTION 3.2.

         Section 3.3. Maintenance. At all times during the term of this Loan Agreement, Borrower shall, at its own cost and expense:

                  (a) keep, repair, maintain and preserve the Mortgaged Property in good order and operating condition and repair as existing on the Closing Date, ordinary wear and tear excepted, and in conformance with
         (i) prudent industry maintenance and repair standards, (ii) such maintenance and repair standards used by Giant Industries or any of its Affiliates for similar property owned or leased by it, and (iii) all material Requirements of Law and Insurance Requirements, and in the event that any Requirement of Law requires any alteration, replacement or addition of or to any Part of the Mortgaged Property, Borrower will conform therewith at its own expense;

                  (b) (i) conduct all scheduled maintenance of the Mortgaged Property in conformity with Giant Industries' and its Affiliates' past practices, and prudent industry maintenance and repair standards, (including, without limitation, Giant Industries' and its Affiliates' maintenance program for such equipment) and (ii) maintain such Mortgaged

Giant Yorktown, Inc.                                              Loan Agreement

         Property so as to preserve its remaining economic useful life, utility and residual value; and

                  (c) cause the Mortgaged Property to continue to have at all times the capacity and functional ability to perform, on a continuing basis (subject to normal interruption in the ordinary course of business for maintenance, inspection, service, repair and testing) and in commercial operation, the functions for which it was specifically designed, other than any Partial Casualty pursuant to which the Borrower has paid the Partial Casualty Amount or is rebuilding the affected portion of the Mortgaged Property pursuant to SECTION 3.6.

         Borrower shall prepare and deliver to Collateral Agent and the Lenders within 15 Business Days prior to the required date of filing (or, to the extent permissible, file on behalf of Collateral Agent and the Lenders) any and all material reports to be filed by Collateral Agent or any Lender with any Governmental Authority by reason of the security interest of the Collateral Agent or any Lender in the Mortgaged Property. Each Lender agrees to inform Borrower of any request for such reports received by it. Borrower shall maintain or cause to be maintained, all records, logs and other materials required by any Governmental Authority having jurisdiction over the Mortgaged Property. Borrower shall permit Collateral Agent and each Lender to inspect, during normal business hours and upon notice within 5 Business Days, the Mortgaged Property and any and all records, logs and other materials maintained by Borrower or any of its Affiliates in respect of the Mortgaged Property; provided that from and after the occurrence of an Event of Default, all costs and expenses of Collateral Agent or any Lender in connection with such inspection shall be borne by Borrower. Borrower hereby waives any right now or hereafter conferred by law to make repairs on the Mortgaged Property at the expense of Collateral Agent or any Lender.

         Section 3.4. Alterations, Modifications, etc. In case the Mortgaged Property, or any item of equipment, part or appliance therein (each, a "Part") is required to be altered, added to, replaced or modified in order to comply with any Requirements of Law (a "Required Alteration") pursuant to SECTIONS 3.1 or 3.3 hereof, Borrower agrees to make such Required Alteration at its own expense. Borrower shall have the right to make any modification, alteration or improvement to the Mortgaged Property (herein referred to as a "Permitted Modification"), or to remove any Part which has become worn out, broken or obsolete, provided in each case that Borrower continues to be in compliance with SECTIONS 3.1 and 3.3 hereof and that such action will not, in Borrower's reasonable judgment, materially decrease the economic value of the Mortgaged Property or impair its originally intended use or function or decrease its economic useful life and in any event, will not decrease the Fair Market Value of the Mortgaged Property throughout the Loan Term and at the end of the Loan Term to less than 2 times the Loan Balance. In the event any Permitted Modification (i) is readily removable without impairing the value or use which the Mortgaged Property would have had at such time had such Part not been affixed or placed to or on such Mortgaged Property (a "Removable Part"), (ii) is not a Required Alteration and (iii) is not a Part which replaces any Part originally incorporated or installed in or attached to such Mortgaged Property on the date on which such Mortgaged Property became subject to the Deed of Trust, or any Part in replacement of or substitution for any such original Part (each an "Original Part"), any such Permitted Modification, if no Event of Default is

Giant Yorktown, Inc.                                              Loan Agreement

continuing, shall be and remain the property of Borrower that is not subject to the Lien of the Deed of Trust and may be removed by Borrower (a "Borrower Part"). To the extent such Permitted Modification is not a Removable Part, or is a Required Alteration or an Original Part, and, to the extent a Removable Part is not the property of Borrower that is not subject to the Lien of the Deed of Trust because of the continuance of an Event of Default, the same shall immediately and automatically be and become subject to the Lien of the Deed of Trust. Any Required Alterations, and any Parts installed or replacements made by Borrower upon any Mortgaged Property pursuant to its obligation to maintain and keep the Mortgaged Property in good order, operating condition and repair under
SECTION 3.3 (collectively, "Replacement Parts") and all other Parts which become the property of Borrower shall be considered, in each case, accessions to such Mortgaged Property and a security interest therein shall be immediately and automatically vested in Collateral Agent for the benefit of the Lenders. All Replacement Parts shall be free and clear of all Liens (other than Permitted Encumbrances) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the Mortgaged Property were immediately prior to such replacement or the event or events necessitating such replacement in the condition and repair required to be maintained by the terms hereof. Any Part at any time removed from any of the Mortgaged Property shall remain subject to the interests of Collateral Agent and the Lenders under the Operative Documents, no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Mortgaged Property and which meets the requirements for a Replacement Part specified above. No later than 45 days after the end of each fiscal quarter of Borrower, Borrower shall deliver to Collateral Agent for the benefit of the Lenders, a document evidencing the grant by Borrower of a security interest in such Replacement Part to Collateral Agent for the benefit of the Lenders (a "Conveyance Document"), of each Replacement Part not previously evidenced by a Conveyance Document and such other documents in respect of such Part or Parts and to the extent, as Collateral Agent may reasonably request in order to confirm that a security interest to such Part or Parts has passed to Collateral Agent for the benefit of the Lenders, as hereinabove provided. Any such Replacement Part, regardless of whether evidenced by a Conveyance Document, shall become subject to Deed of Trust and shall be deemed part of the Mortgaged Property, for all purposes thereof to the same extent as the Parts originally incorporated or installed in the Mortgaged Property, and a security interest to such Replacement Part shall thereupon vest in the Collateral Agent. All replacements pursuant to this SECTION 3.4 shall be purchased by Borrower with its own funds. There shall be no obligation on the part of any Lender to pay for or otherwise finance any such replacement.

         Section 3.5. Liens. Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Encumbrances) on or with respect to the Mortgaged Property or any Part thereof. Borrower, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Mortgaged Property free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Collateral Agent, any such Lien not excepted above if the same shall arise at any time. Borrower will notify Collateral Agent and each Lender in writing within 5 Business Days upon becoming aware of any Tax or other Lien (other than any Lien excepted above) that shall attach to the Mortgaged Property, and of the full particulars thereof. Without limiting the foregoing, Borrower shall not

Giant Yorktown, Inc.                                              Loan Agreement

assign or pledge any of its rights under any Lease to any Person other than Collateral Agent and the Deed of Trust Trustee for the benefit of the Lenders.

         Section 3.6. Casualty. Upon the occurrence of a Casualty prior to or during the term of this Loan Agreement, Borrower shall give the Lenders and Collateral Agent prompt, and in any event within 5 Business Days thereof, written notice thereof (a "Casualty Notice") and in no event shall such notice be more than 5 Business Days from the occurrence of such Casualty.

         (a) In the event of a Total Casualty, Borrower will pay to Collateral Agent for the benefit of the Lenders, the Total Casualty Amount, which payment shall be made no later than 90 days after such Total Casualty (the "Total Casualty Settlement Date"), provided that in any event the Total Casualty Settlement Date shall be no later than the last day of the Loan Term. Upon the payment in full of the Total Casualty Amount, this Loan Agreement shall terminate.

         (b) In the event of a Partial Casualty, the Casualty Notice shall specify the Borrower's election of the option in clause (i) or clause (ii) below (provided that upon the occurrence and during the continuance of a Default or an Event of Default, Borrower shall be obligated, at the option of Collateral Agent, to exercise the option in clause (i)) and Borrower shall on the date specified in the relevant clause below, take such actions required thereby.

                  (i) Borrower will pay to the Lenders (such payment to be made directly to the Collateral Agent for the benefit of the Lenders), the Partial Casualty Amount to be applied to the Loan Balance, which payment shall be made no later than 90 days after such Partial Casualty (the "Partial Casualty Settlement Date"), provided that in any event the Partial Casualty Settlement Date shall be no later than the last day of the Loan Term; or

                  (ii) Borrower will replace the Mortgaged Property subject to the Partial Casualty pursuant to the provisions of SECTION 3.6(d).

         (c) If Borrower has elected, or is required, to pay the Total Casualty Amount or the Partial Casualty Amount, Borrower shall continue to make all payments of Required Prepayments and Interest due under this Loan Agreement until and including the Total Casualty Settlement Date or the Partial Casualty Settlement Date, as the case may be. If Borrower has elected to pay the Partial Casualty Amount, then on the Partial Casualty Settlement Date, after payment of the Partial Casualty Amount, the Loan Balance will be reduced by the amount of such Partial Casualty Amount and Interest will continue to accrue on the Loan Balance as so reduced. Such Partial Casualty Amount to be applied to the Loan Balance shall be applied first, to the Final Payment Amount set forth on
SCHEDULE IIB and second, to, in inverse order of amounts to be paid as Required Prepayments, Required Participants as set forth on SCHEDULE IIB.

         (d) If Borrower has given notice that Borrower intends to replace the portion of the Mortgaged Property suffering a Partial Casualty, and such replacement is permitted under the foregoing CLAUSE (b)(ii), Borrower may make subject to the Deed of Trust, not later than the earlier of (i) 365 days after the date of such Casualty Notice and (ii) the Maturity Date, a

Giant Yorktown, Inc.                                              Loan Agreement

replacement for such portion of the Mortgaged Property meeting the suitability standards hereinafter set forth. To be suitable as replacement Mortgaged Property, an item must be of the same general type, year of construction (or a later year of construction), useful life, function, utility, state of repair and operating condition (immediately preceding the Partial Casualty assuming that such portion of the Mortgaged Property had been maintained in accordance with the terms of SECTION 3.3) as the portion of the Mortgaged Property suffering the Partial Casualty, must have a Fair Market Value of not less than the Fair Market Value (immediately preceding the Partial Casualty assuming that such portion of the Mortgaged Property had been maintained in accordance with the terms of
SECTION 3.3) of the portion of the Mortgaged Property suffering the Partial Casualty and be free and clear of any Liens other than Permitted Encumbrances. Borrower shall cause a Conveyance Document (and such other instruments, if any, necessary to grant a security interest to such replacement item to Collateral Agent) in order to subject such replacement item to the Deed of Trust, and upon such execution and delivery and the receipt by Collateral Agent and the Lenders of (i) evidence reasonably satisfactory to the Collateral Agent of Borrower's compliance with the insurance provisions of with respect to such replacement item, and (ii) an opinion of counsel to Borrower in form and substance reasonably satisfactory to the Collateral Agent opining, among other things, to the effect that all appropriate filings, recordings and other acts have been taken to protect the right, title and interest of the Collateral Agent and the Lenders, in such replacement item and that no other filing, recording, deposit, or giving of notice with or to any Governmental Authority is necessary to protect such right, title and interest in such replacement item, such replacement item shall be deemed part of the Mortgaged Property for all purposes hereof.

         (e) Subject to the provisions of SECTION 3.6(f), if the Collateral Agent has received the amount payable with respect to the Casualty and all other amounts due hereunder, the Borrower has complied with the requirements of
SECTION 3.6(a) or of CLAUSE (i) or CLAUSE (ii), as applicable, of SECTION 3.6(b) or SECTION 3.3 and no Event of Default or Default exists, Borrower shall be entitled to receive from the Collateral Agent, within 30 days after receipt of such amounts by the Collateral Agent, all other proceeds of any recovery in respect of the Mortgaged Property from insurance or otherwise ("Casualty Recoveries"), and Collateral Agent, subject to the rights of any insurer insuring the Mortgaged Property as provided herein, shall execute and deliver to Borrower, or to its assignee or nominee, a release of its security interest (without representations or warranties except that the Mortgaged Property or part of the Mortgaged Property, as the case may be, is free and clear of Liens attributable to it) in the Mortgaged Property subject to a Total Casualty or part of the Mortgaged Property replaced pursuant to SECTION 3.6(d), as the case may be, and such other documents as may be required to release such Mortgaged Property or such part of the Mortgaged Property, as the case may be, from the terms of the Deed of Trust, in such form as may reasonably be requested by Borrower. All fees, costs and expenses relating to a substitution as described herein shall be borne by Borrower. Except as otherwise provided in this SECTION 3.6, Borrower shall not be released from its obligations hereunder in the event of, and shall bear the risk of, any Casualty to the Mortgaged Property or part of the Mortgaged Property, as the case may be, prior to or during the term of this Loan Agreement and thereafter until all Borrower's obligations hereunder are fully performed.

         (f) All Casualty Recoveries (or other payments (including, without limitation, insurance proceeds) received at any time by Borrower from any Governmental Authority or other

Giant Yorktown, Inc.                                              Loan Agreement

party with respect to any loss or damage to any part of the Mortgaged Property not constituting a Total Casualty) (collectively, "Casualty Proceeds") shall be deposited into a deposit account established by Collateral Agent for the benefit of the Lenders (the "Deposit Account"). So long as no Default or Event of Default shall exist, any Casualty Proceeds in the Deposit Account shall be remitted promptly to Borrower for reimbursement to the Borrower from time to time during the course of the Borrower's restoration of the Mortgaged Property and compliance with the provisions of SECTION 3.6(d) and SECTION 3.3 and to fund the payment of Interest accruing on the Loan Balance, Required Prepayments and the payment of Fees accruing during such period. The Borrower and the Collateral Agent shall, prior to any deposit contemplated by this SECTION 3.6 in the Deposit Account, and thereafter from time to time as reasonably be requested by the Collateral Agent, take any and all actions (including, without limitation, the execution of such security and other agreements and UCC financing statements as the Collateral Agent shall reasonably request) reasonably requested by the Collateral Agent in order to grant to the Collateral Agent (on behalf of the Lenders) a first priority perfected Lien on and security interest in the Deposit Account and any and all amounts and other property from time to time on deposit therein.

         Section 3.7. Insurance Coverages. Borrower shall at all times during the Loan Term, at its expense, cause to be carried and maintained with financially sound and reputable insurers, insurance against loss or damage to or arising from the Mortgaged Property, of the kinds and in the amounts customarily maintained (i) by Giant Industries and its Subsidiaries under Giant Industries' and its Subsidiaries' risk management program, in effect as of the Closing Date for equipment owned or leased by Giant Industries and its Subsidiaries similar to the Mortgaged Property and (ii) by prudent corporations in similar circumstances carrying on similar businesses, provided that in any event Borrower will maintain:

                  (a) "All Risk" Property Insurance -- providing coverage against all risks of physical loss or damage to the Mortgaged Property including, without limitation, earthquake, flood, windstorm and boiler and machinery coverages. Such policy shall be on a replacement cost basis with a limit of not less than $250,000,000 each occurrence, including without limitation stock and finished product, provide coverage on a replacement cost basis, and contain deductibles customarily maintained by prudent corporations in similar circumstances subject to a maximum deductible of $2,000,000, except for windstorm which shall be 2% of the total insured values. At no time shall the amount of coverage be less than the sum of (x) the outstanding Loan Balance and (y) an amount equal to the aggregate amount of Interest to be accrued under this Loan Agreement for 90 days following the date of determination; Terrorism shall be procured in such amount and scope as is commercially available on reasonable terms. Said policy shall include (i) off-site storage and inland transit coverage with a limit of $1,000,000 or such higher amount as is to cover the values at risk,
         (ii) demolition and debris removal with a sublimit of $5,000,000, (iii) Pollution Clean-up and Removal with a sublimit of $500,000, (v) building ordinance with a sublimit of $10,000,000, (vi) expediting expenses with a sublimit of $1,000,000 and (iv) valuable records, papers and media coverage with a sublimit of $5,000,000.

Giant Yorktown, Inc.                                              Loan Agreement

                  (b) Business Interruption Insurance -- (as a separate policy or as an extension of the "All Risk" Property Insurance policy) with limits sufficient to cover 12 months of fixed and continuing expenses including without limit Required Prepayments and Interest. Such insurance shall include extensions of coverage for (i) ingress and egress, (ii) interruption by civil or military authority and (iii) customers/suppliers. Waiting period deductibles shall not exceed 60 days each occurrence.

                  (c) Commercial General Liability Insurance -- written on an occurrence basis for claims arising from the Borrower's operations with a combined single limit of liability for bodily injury, including death, property damage and personal injury in an amount at least equal to $3,000,000 per occurrence and in the aggregate. Said coverage shall include premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability and sudden and accidental pollution. Severability of insureds and cross liability endorsements. Deductibles shall be consistent with industry practice and Borrower's risk management practice subject to a maximum deductible of $500,000.

                  (d) Automobile Liability Insurance -- including coverage for all owned, hired, non-owned, leased and rented vehicles with combined single limit of liability for bodily injury and property damage of $1,000,000 per accident.

                  (e) Workers' Compensation Insurance -- if the Borrower has any employees, workers' compensation insurance providing coverage as required by law including coverage under the United States Longshoreman's & Harbor Workers' Act and the Jones Act (including transportation, maintenance and cure).

                  (f) Employer's Liability Insurance -- if the Borrower has any employees, employer's liability insurance for the Borrower's liability arising out of injury to or death of employees of the Borrower in the amount of $1,000,000 per accident.

                  (g) Umbrella/Excess Liability Insurance -- with limits not less than $100,000,000 per occurrence and in the aggregate. Such coverage shall be on an occurrence basis and provide (i) follow form coverage excess of the insurance required in (c), (d) and (f) above,
         (ii) drop down to provide primary coverage in the event the underlying coverage is reduced/exhausted and (iii) provide that if such limits are reduced below the Loan Balance by claims not related to the operations of the Mortgaged Property, the Borrower shall, if available on commercially reasonable terms, repurchase limits necessary to comply with this SECTION 3.7(g).

                  (h) Marine Liability Insurance (as applicable) -- including without limit, watercraft liability, protection and indemnity, wharfinger's liability/landing dock bailee's liability and charter's legal liability with limits not less than $50,000,000. Coverage may be provided on a stand-alone basis or as a part of the coverages required in (c) and (g) above.

Giant Yorktown, Inc.                                              Loan Agreement

                  (i) Pollution Legal Liability Insurance -- in an amount of $50,000,000 inclusive of defense costs. Such coverage shall apply to cleanup or remediation costs off site for conditions or releases of pollutants occurring from the Mortgaged Property as well as contingent liability arising from the from the transportation of pollutants. Deductibles shall not exceed $1,000,000 each loss.

                  (j) Other Insurance -- such other insurance in such amounts and against such risks as are customarily maintained by prudent corporations in similar circumstances carrying on similar businesses, including, self-insurance to the extent customarily maintained by prudent corporations in similar circumstances carrying on similar businesses.

         Section 3.8. General Requirements. All insurance required by Borrower shall comply with the following general requirements:

                  (a) All insurance shall be written by reputable insurance companies that are financially sound and solvent, rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) with a general policyholder rating of "A" and a financial rating of at least "X" or otherwise reasonably acceptable to Borrower and Collateral Agent.

                  (b) With the exception of the coverage required in (e) and (f) above, all such insurance shall name the Collateral Agent and the Lenders as additional insureds or as lender loss-payees, as their respective interests may appear.

                  (c) Each policy referred to in SECTION 3.7 shall provide that
         (i) it will not be cancelled, or allowed to lapse without renewal, except after not less than 45 days' prior written notice to the Collateral Agent and the Lenders; (ii) the interests of the Collateral Agent and the Lenders shall not be invalidated or otherwise compromised by any act or negligence of, or breach of representation or warranty by, Borrower or any Person having an interest in the Mortgaged Property and (iii) such insurance is primary with respect to any other insurance carried by or available to the Collateral Agent and/or any Lender.

                  (d) All insurers shall waive their rights of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against the Collateral Agent and the Lenders and further the insurer shall waive any right to claim any premiums due or commission payable against the Collateral Agent or any Lender.

                  (e) All policies shall contain a cross-liability clause providing for coverage of each Lender as if separate policies had been issued to each of them.

                  (f) Borrower will notify the Collateral Agent and the Lenders promptly of any policy cancellation, reduction in policy limits, or of any modification or amendment which could adversely affect the Collateral Agent or the Lenders.

Giant Yorktown, Inc.                                              Loan Agreement

         Section 3.9. Insurance Certificates. Prior to the Closing Date, and thereafter not less than 15 days prior to the termination dates of the expiring policies theretofore delivered pursuant to SECTION 3.7, Borrower shall deliver to Collateral Agent and the Lenders certificates issued by the insurer(s) or their authorized representatives for the insurance maintained pursuant to
SECTION 3.7. Upon the request of Collateral Agent or the Required Lenders, Borrower will furnish to Collateral Agent and the Lenders a certificate of an independent insurance broker of recognized standing evidencing the maintenance of all insurance required hereunder.

         Section 3.10. No Duty to Verify or Review. No provision of this SECTION 3 shall impose on Collateral Agent or Lenders any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall Collateral Agent or Lenders be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter. Any failure on the part of Collateral Agent or Lenders to pursue or obtain the evidence of insurance required by this Section from the Borrower and/or failure of Collateral Agent or Lenders to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Section.

         Section 3.11. Commercial Unavailability. In the event, should any of the coverages required in this SECTION 3 become commercially unavailable on reasonable terms, the Borrower will notify the Collateral Agent of the coverages affected and request a waiver of the same and provide the Collateral Agent with a proposed remedy, such waiver shall not be unreasonably denied by the Collateral Agent and the Lenders.

SECTION 4. COMMITMENTS; INTEREST; PREPAYMENTS; FEES.

         Section 4.1. Loans. Subject to the terms and conditions hereof, each Lender severally agrees, on the Closing Date, to make a loan (individually a "Loan" and collectively the "Loans") to Borrower in an amount equal to such Lender's Commitment Percentage of the aggregate Loans requested by Borrower in the Closing Notice; provided, however, that the Loan made by each Lender under this Loan Agreement shall not exceed such Lender's Commitment.

         Section 4.2. Notes. The Loans made by each Lender shall be evidenced by a promissory note or notes of Borrower substantially in the form of EXHIBIT A (each as it may be amended or replaced from time to time, each a "Note" and, collectively, the "Notes"), with appropriate insertions as to date and principal amount, payable to the order of such Lender. Each Lender is hereby authorized to record the date and amount of the Loan made by such Lender, each continuation thereof and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed thereto, which schedule shall constitute a part of any such Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded absent manifest error; provided, that the failure to make any such recordation or any error in such recordation shall not affect Borrower's obligations hereunder or under such Note. The Notes shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of principal and interest in accordance with this Loan Agreement.

         Section 4.3. Scheduled Payments of Principal; Mandatory Prepayments.
(a) Borrower shall pay to the Collateral Agent for the pro rata benefit of the Lenders the Required

Giant Yorktown, Inc.                                              Loan Agreement

Prepayments, such payments to be due on each Payment Date in the amounts set forth on SCHEDULE IIB hereto.

         (b) Borrower shall pay the unpaid principal amount of the Loans, in full, together with (i) Interest accrued thereon to the date of payment, and
(ii) all other amounts then due and payable by Borrower hereunder or under the other Operative Documents to the Lenders, including, without limitation, any Applicable Administrative Charge, on the Maturity Date.

         (c) Upon the occurrence of a Partial Casualty with respect to a portion of the Mortgaged Property that is not replaced pursuant to SECTION 3.6 hereof, Borrower shall pay to each Lender its pro rata portion of the Partial Casualty Amount of such Mortgaged Property, such payment to be due on the date specified for payment with respect to such Partial Casualty in SECTION 3.6 hereof.

         (d) Upon the occurrence of a Total Casualty, Borrower shall pay to each Lender its pro rata portion of the Total Casualty Amount, such return to be due on the date specified for payment with respect to such termination in SECTION 3.6(a) hereof.

         Section 4.4. Interest Rates and Payment Dates. (a) Each Loan shall bear Interest on the Loan Balance thereof.

         (b) If all or a portion of the principal amount of, or accrued Interest on, any Loan, or any other amount payable hereunder, shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lenders under any Operative Document, bear interest at the rate per annum which is 2% above the applicable Interest Rate in effect from time to time (the "Overdue Rate"), in each case from the date due until payment is made. Such overdue interest shall be payable on demand. Notwithstanding anything to the contrary set forth herein, including, without limitation, in the definition of the term Interest Rate or in SECTION 4.7, at no time shall interest accrue on the Loans at a per annum rate which exceeds the Adjusted LIBO Rate or the Base Rate, as the case may be, plus 2.00%.

         (c) Interest on each Loan shall be payable in arrears on each Payment Date, the Maturity Date and on any other day on which the Loan Balance, or a portion thereof, is to be reduced pursuant to the terms and conditions of this Loan Agreement and the other Operative Documents.

         Section 4.5. Pro Rata Treatment and Payments. Each payment (including each prepayment) by Borrower on account of principal of and Interest on the Loans shall be made pro rata among the Lenders according to the respective outstanding principal amounts of the Loans then held by each such Lender. Subject to SECTIONS 4.10 and 4.11, all payments (including prepayments) to be made by Borrower hereunder and under the Notes, whether on account of principal, Interest or otherwise, shall be made without setoff or counterclaim and shall be made by Borrower to Collateral Agent, for the benefit of the Lenders, prior to 12:00 noon, New York City time, to Collateral Agent's Payment Office (or to such other office as may be designated by Collateral Agent from time to time in a written notice pursuant to SECTION 12.6) in funds

Giant Yorktown, Inc.                                              Loan Agreement

consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment is due. Payments received after 12:00 noon, New York City time, on the date due shall be deemed received on the next succeeding Business Day and shall be subject to interest at the Overdue Rate as provided in SECTION 4.4(b).

         Section 4.6. Mutilated, Destroyed, Lost or Stolen Notes. (a) If any Note shall become mutilated, destroyed, lost or stolen, then upon the written request of the affected Lender, Borrower shall execute and deliver to the affected Lender a new Note. Such new Note shall be: (i) recorded in the name in which such mutilated, destroyed, lost or stolen Note was recorded; (ii) in the same original face amount as such mutilated, destroyed, lost or stolen Note; and
(iii) dated the date of such mutilated, destroyed, lost or stolen Note. If the Note being replaced has become mutilated, it shall be surrendered to Borrower. If the Note being replaced has been destroyed, lost or stolen, the affected Lender shall furnish to Borrower such security or indemnity as reasonably may be required by it to save Borrower harmless from any loss and evidence satisfactory to Borrower of the destruction, loss or theft of such Note and the ownership thereof. Upon request, the Collateral Agent shall advise the affected Lender of:
(i) the aggregate principal amount of, and the aggregate accrued Interest on, such mutilated, destroyed, lost or stolen Note that were paid to any Lender thereof at any time prior to the delivery of such new Note; and (ii) the date to which Interest on such mutilated, destroyed, lost or stolen Note had been paid to any Lender thereof at the time of such delivery.

         (b) Any duplicate Note issued pursuant to this SECTION 4.6 shall constitute complete and indefeasible evidence of ownership of such Note, as if originally issued, whether or not the lost, stolen or destroyed Note shall be found at any time.

         Section 4.7. Computations; Interest Rate Determination; Conclusive Determinations.

         (a) Computations. All computations of interest at the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of accrued amounts pursuant to the Operative Documents shall be made on the basis of actual number of days elapsed in a 360-day year with respect to any determination. Borrower shall, as soon as practicable, but in no event later than 12:00 noon New York time, one Business Day prior to the effectiveness of each Interest Rate, calculate such Interest Rate and notify Collateral Agent and each Lender thereof; provided that the failure to give or receive any such notice shall not limit Borrower's obligations under this Loan Agreement or any other Operative Document.

         (b) Interest Rate Determination. So long as no Default or Event of Default shall have occurred and be continuing, the Borrower may, by irrevocable written notice delivered to the Collateral Agent and each of the Lenders at least five Business Days prior to the initial day of an Interest Period, specify whether the Interest Rate to be applied during such Interest Period shall be the Adjusted LIBO Rate or the Base Rate. If the Collateral Agent and each of the Lenders shall not have received such written notice, the Borrower shall be deemed to have selected a rate per annum equal to the Base Rate. Notwithstanding the foregoing, if a Default or Event of Default shall exist at time such selection is to be made, the applicable Interest Rate specified by the Borrower for such Interest Period shall be deemed to be the Base Rate plus 2.00%.

Giant Yorktown, Inc.                                              Loan Agreement

         (c) Conclusive Determinations. Each determination of the Interest Rate pursuant to any provisions of this Loan Agreement or any of the other Operative Documents shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

         Section 4.8. Highest Lawful Rate. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of Borrower to the Lenders under this Loan Agreement and the Notes shall be subject to the limitation that payments of interest or of other amounts constituting interest under any Requirement of Law shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate, or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under any Requirement of Law (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

                  (i) the provisions of this SECTION 4.8 shall govern and control over any other provision in this Loan Agreement, the Notes and any other Operative Document, and each provision set forth therein is hereby so limited;

                  (ii) the aggregate of all consideration which constitutes interest under any Requirement of Law that is contracted for, charged or received under this Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by such Requirement of Law (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and: (A) the amount of interest which would otherwise be payable to the recipient hereunder and under the Notes and any other Operative Document shall be automatically reduced to the amount allowed under such Requirement of Law, and (B) any unearned interest paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such consideration shall have been paid in full, refunded to the payor);

                  (iii) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by any Requirement of Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

                  (iv) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith and deemed

Giant Yorktown, Inc.                                              Loan Agreement

         interest under any Requirement of Law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents, to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this SECTION 4.8.

         Section 4.9. Fees. (a) Borrower agrees to pay the fees set forth below (collectively, the "Fees") on or prior to the Closing Date:

                  (i) to each Lender, for its own account, a fee in an amount equal to 0.75% times its Commitment (a "Commitment Fee");

                  (ii) to Trust Company, for its own account, the fees set forth in the Collateral Agent Fee Letter, payable in the amounts and on the dates set forth therein; and

                  (iii) to Arranger, the Arrangement Fee.

         (b) Borrower agrees to pay to the Arranger the Supplemental Underwriting Fee in the amount and on the dates set forth in the Arrangement Fee Letter.

         Section 4.10. Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loan Balance, or Interest thereon, or receive any of the collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise), in an amount greater than the amount to which such Lender was entitled pursuant to this Loan Agreement, such benefitted Lender shall return such amount or collateral to the Collateral Agent for distribution to the Person(s) entitled thereto in accordance with this Loan Agreement; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender so that the excess payment or benefits returned by such Benefited Lender exceed the remaining excess payment or benefits held by such Benefited Lender, the excess payment or benefits, as applicable, returned by such Benefited Lender shall be restored to the Benefited Lender, to the extent of such recovery, but without interest.

         Section 4.11. Payments and Distributions. All payments to be made by Borrower hereunder, and all payments due and payable to the Lenders pursuant to any other Operative Document, shall be distributed by Collateral Agent as follows: pro rata, and in case moneys are insufficient to pay in full the whole amount due, owing or unpaid to the Lenders, then application shall be made first to any unpaid accrued Interest, second to any Supplemental Payments and third to the Loan Balances. Any Supplemental Payments received by Collateral Agent shall be paid by Collateral Agent to the Person to whom such Supplemental Payments are payable under the provisions of the Operative Documents.

Giant Yorktown, Inc.                                              Loan Agreement



SECTION 5. OPTIONAL PREPAYMENTS BY BORROWER.

         On any Payment Date occurring after the one year anniversary of the Closing Date, upon at least 90 days' advance written notice from Borrower to Collateral Agent and the Lenders, Borrower may prepay (the "Prepayment Option") all but not less than all of the Loans for a purchase price equal to the Payoff Amount.

SECTION 6. [INTENTIONALLY OMITTED].

SECTION 7. CONDITIONS PRECEDENT TO THE LOAN.

         Subject to the SECTION 12.18, the obligation of each Lender to make its Loan hereunder on the Closing Date shall be subject to the fulfillment to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to Collateral Agent and each Lender), or the waiver in writing by Collateral Agent and each Lender, of the conditions precedent set forth in this SECTION 7 on or prior to the Closing Date:

     Section 7.1. Closing Notice. Borrower shall have delivered to Collateral Agent and each Lender, not later than 12:00 noon, New York time, not earlier than the tenth (10th) and not later than one Business Day prior to the Closing Date, an irrevocable notice substantially in the form of EXHIBIT D (a "Closing Notice"), setting forth (i) the amount of the Loans being requested, (ii) a description of the Mortgaged Property to be purchased on the Closing Date, (iii) the Mortgaged Property Purchase Price and (iv) wire transfer instructions for the disbursement of funds.

     Section 7.2. [Reserved].

     Section 7.3. Operative Documents. On or prior to the Closing Date, the Lenders and Collateral Agent shall have received a fully executed counterpart of this Loan Agreement, the Deed of Trust, the Parent Guaranty, the Constituent Companies Guaranty and each of the other Operative Documents, each of which shall have been duly authorized, executed and delivered by each of the parties thereto.

     Section 7.4. Notes. Each Lender shall have received from Borrower a Note duly executed by Borrower and registered in such Lender's name evidencing such Lender's Loan.

     Section 7.5. Representations and Warranties True; Absence of Defaults. Each of the representations and warranties made by or on behalf of Borrower or any Guarantor under the Operative Documents shall be true in all material respects on and as of the Closing Date, and no Default, Event of Default hereunder or event of default under the Giant Industries Credit Agreement shall have occurred and be continuing.

     Section 7.6. Consents and Approvals. Borrower and each Guarantor shall have obtained all material governmental, shareholder and third party consents and approvals necessary in connection with the transactions contemplated by the execution, delivery and performance of this

Giant Yorktown, Inc.                                              Loan Agreement


Loan Agreement and the other Operative Documents, the other transactions contemplated hereby and the continuing operations of Giant Industries and its Subsidiaries and each Guarantor following the Closing Date.

     Section 7.7. Filings and Recordings. (a) Collateral Agent shall have received from Borrower UCC financing statements, including fixture filings, identifying the Borrower as debtor and Deed of Trust Trustee for the benefit of the Collateral Agent as secured party for the benefit of the Lenders, and describing the Mortgaged Property and Personal Property (as defined in the Deed of Trust) as the collateral and such financing statements shall have been filed or shall be filed in each applicable jurisdiction.

         (b) All filings of the Operative Documents, including, without limitation, this Loan Agreement, the Deed of Trust, and the Deed, reasonably deemed necessary by Collateral Agent, to perfect the rights, titles and interests of the Lenders, the Deed of Trust Trustee and the Collateral Agent intended to be created by the Operative Documents shall have been made in the appropriate places or offices, including any recordings and filings necessary to create, perfect, preserve and protect the first priority liens for the benefit of Collateral Agent, the Deed of Trust Trustee and the Lenders on the Mortgaged Property.

     Section 7.8. Payment of Impositions. All Taxes payable on or prior to the Closing Date in connection with the execution, delivery, recording or filing of any of the Operative Documents, in connection with the filing of any of the financing statements and any other documents, in connection with the consummation of any other transactions contemplated hereby or by any of the other Operative Documents, shall have been paid in full by Borrower.

     Section 7.9. Transaction Costs; Fees. Borrower shall have paid to Collateral Agent, for the benefit of the Collateral Agent and the Lenders, any Transaction Costs due, invoiced and not previously paid (other than those directed to be paid pursuant to the Closing Notice). Such payment shall be made by wire transfer of immediately available funds to the account specified for the person to whom payment is due. On or prior to the Closing Date, Borrower shall also have paid to the applicable parties all Fees due and payable on or prior to the Closing Date pursuant to SECTION 4.9 hereof.

     Section 7.10. Opinions of Counsel. (a) Collateral Agent, Lenders and their respective counsel shall have received,

                           (i) a legal opinion of Fennemore Craig, special counsel to Borrower and each Guarantor, in substantially the form of EXHIBIT C-1,

                           (ii) a legal opinion of Kim Bullerdick, Esq., General Counsel to Borrower and each Guarantor, in substantially the form of EXHIBIT C-2, and

                           (iii) a legal opinion of McGuireWoods LLP, New York and Virginia special counsel to Borrower and each Guarantor, in substantially the form of EXHIBIT C-3.

Giant Yorktown, Inc.                                              Loan Agreement


                  (b) By its execution hereof, Borrower expressly instructs each such counsel to execute and deliver such opinions to the Persons designated in the preceding sentences.

     Section 7.11. Corporate Status and Proceedings. Collateral Agent shall have received:

                  (a) certificates of existence and good standing with respect to Borrower and each Guarantor from the Secretary of State of the State of its incorporation or formation, as the case may be, and with respect to Borrower, from the Secretary of State in which the Mortgaged Property is located, in each case, dated no earlier than the 15th day prior to the Closing Date;

                  (b) an Officer's Certificate of Borrower substantially in the form of EXHIBIT E-1, dated the Closing Date, with respect to representations and warranties and absence of defaults;

                  (c) a Certificate of the Secretary or Assistant Secretary of Borrower substantially in the form of EXHIBIT E-2, dated the Closing Date, with respect to Borrower's governing documents, resolutions and incumbent officers;

                  (d) an Officer's Certificate of each Guarantor substantially in the form of EXHIBIT E-3, dated the Closing Date, with respect to representations and warranties and absence of defaults;

                  (e) a Certificate of the Secretary or Assistant Secretary of each Guarantor substantially in the form of EXHIBIT E-4, dated the Closing Date, with respect to such Guarantor's governing documents, resolutions and incumbent officers; and

                  (f) a Certificate of the Trust Company with respect to the Trust Company's governing documents, resolutions and incumbent officers.

     Section 7.12. Financial Statements. The Collateral Agent and Lenders shall have received (1) pro forma consolidated and consolidating financial statements for Giant Industries and its subsidiaries, including a pro forma balance sheet of Giant Industries and its subsidiaries after giving effect to the Yorktown Acquisition and (2) audited consolidated financial statements of Giant Industries and the Yorktown Refinery of BP Corporation North America, in each case, for the fiscal year ended December 31, 2001, which statements shall not be materially different from the unaudited financial statements previously delivered to the Collateral Agent and the Lenders by Giant Industries.

     Section 7.13. Material Adverse Effect. Since December 31, 2001, nothing shall have occurred which has, or could reasonably be expected to have, a Material Adverse Effect.

     Section 7.14. Litigation. No action or proceeding shall have been instituted or threatened, nor shall any Governmental Action be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the

Giant Yorktown, Inc.                                              Loan Agreement


performance of this Loan Agreement or any transaction contemplated hereby or by any other Operative Document, which could be reasonably expected to have a Material Adverse Effect.

     Section 7.15. Bill of Sale. Yorktown Seller shall have executed and delivered to the Borrower a bill of sale (the "Bill of Sale") with respect to the Mortgaged Property to be sold by it to the Borrower on the Closing Date.

     Section 7.16. [Reserved].

     Section 7.17. Deed. Collateral Agent and each Lender shall have received a copy of the Deed which shall have been duly authorized, executed and delivered by each of the parties thereto.

     Section 7.18. Search Reports. Collateral Agent shall have received reports acceptable to Collateral Agent and counsel to the Lenders as to Borrower and the Mortgaged Property from each appropriate state and county filing or recording office, each dated as close to the Closing Date as practicable, in respect of a search of the applicable files and any indices of Liens maintained by such offices (including, if applicable, indices of judgment, revenue and tax liens), which search reports shall evidence Yorktown Seller's ownership of the Mortgaged Property to be delivered on the Closing Date free and clear of all Liens (other than Permitted Encumbrances), including, but not limited to any Lien as a result of any right, claim or interest in favor of any party owning or holding any interest in the real estate on which such Mortgaged Property is located.

     Section 7.19. Appraisal. At least five (5) Business Days prior to the Closing Date, Collateral Agent and each Lender shall have received an Appraisal (using appraisal methods satisfactory to Lenders), which Appraisal shall have established a Fair Market Value for the Mortgaged Property in an amount such that the Aggregate Commitment Amount is not more than 50% of the Fair Market Value of the Mortgaged Property.

     Section 7.20. Insurance. Collateral Agent shall have received a current certificate to the effect that insurance complying with SECTION 3.7 of this Loan Agreement is in full force and effect, and there shall be no past due premiums in respect of any such insurance.

     Section 7.21. No Casualty. No Casualty shall have occurred with respect to any material portion of the Mortgaged Property.

     Section 7.22. Environmental Report. The Collateral Agent shall have received:

                  (a) an Environmental Audit of the Site satisfactory to the Lenders, and

                  (b) either (i) a certification from a registered engineer or surveyor that the portion of the Site on which any improvements are or will be situated is not in a flood plain or designated as flood prone by any governmental body or (ii) evidence reasonably satisfactory to the Collateral Agent and the Lenders of appropriate flood insurance.

Giant Yorktown, Inc.                                              Loan Agreement


     Section 7.23. Survey. Collateral Agent shall have received a survey of the Mortgaged Property in a form satisfactory to the Lenders and the Title Insurance Company.

     Section 7.24. Title and Title Insurance. Collateral Agent shall have received from the Title Insurance Company an ALTA 1970 loan policy of title insurance (the "Title Policy"), insuring the Lien of the Deed of Trust as a valid first priority Lien against the Mortgaged Property, subject only to Permitted Encumbrances and other matters acceptable to the Lenders. The Title Policy shall: (i) be accompanied by complete, legible copies of all encumbrances and plats of record, (ii) be dated as of the Closing Date, (iii) be in form and substance acceptable to Lenders, and (iv) to the extent permitted under Requirements of Laws, contain affirmative endorsements as to doing business, usury, comprehensive coverage, access, survey and such other endorsements reasonably requested by Lenders.

     Section 7.25. Mortgaged Property Acquisition/Operation. Collateral Agent shall have received:

                  (a) a true and complete copy of the Yorktown Acquisition Documents evidencing the purchase of the Mortgaged Property by the Borrower for a purchase price of not more than $127,500,000 plus inventories plus earn-out consideration payable in the future based upon the Mortgaged Property's operations in form and substance satisfactory to Collateral Agent and the Lenders, including without limitation, environmental indemnification provisions covering the Borrower and its Subsidiaries satisfactory to the Collateral Agent and the Lenders,

                  (b) a true and complete copy of all governmental, shareholder and third party consents and approvals necessary or desirable in connection with the Yorktown Acquisition which consents and approvals shall be in force and effect and for which all applicable waiting periods shall have expired without any action being taken by any Governmental Authority that could reasonably be expected to restrain, prevent or otherwise impose any material adverse conditions on the Yorktown Acquisition or that could seek to threaten it, and no law or regulation shall be applicable which in the judgment of the Lenders or the Collateral Agent could have such effect,

                  (c) a copy, certified as true and complete, of Material Contracts relating to the development, management, leasing or operation of the Mortgaged Property, and

                  (d) a copy, certified as true and complete, of all material building and other permits, licenses, leases, franchises, agreements and authorizations currently required in connection with the use of the Mortgaged Property.

     Section 7.26. Giant Industries Credit Agreement. Collateral Agent shall have received:

                  (a) a true and complete copy of the Giant Industries Credit Agreement which shall be in full force and effect,

Giant Yorktown, Inc.                                              Loan Agreement


                  (b) a Responsible Officer's Certificate of Giant Industries evidencing that the minimum excess "Availability" under the Giant Industries Credit Agreement after giving pro forma effect to the transactions on the Closing Date is not less than $20,000,000, and

                  (c) a true and complete copy of a written agreement by the lenders under the Giant Industries Credit Agreement in favor of the Collateral Agent confirming that no lien or security interest granted in connection with the Giant Industries Credit Agreement attaches to or affects the Mortgaged Property.

     Section 7.27. Subordinated Debt. Collateral Agent shall have received a Responsible Officer's Certificate of Giant Industries evidencing compliance with each covenant which limits the ability of Giant Industries to incur indebtedness under Subordinated Documents after giving pro forma effect to the transactions on the Closing Date.

     Section 7.28. Lender Approval. (a) The transactions contemplated by the execution, delivery and performance of this Loan Agreement and the other Operative Documents and the other transactions contemplated hereby shall have been approved by the Lenders and the Collateral Agent, and

         (b) the Lenders' due diligence relating to the Mortgaged Property (including, without limitation, review of environmental matters) shall have been completed, with results satisfactory to the Lenders.

     Section 7.29. Deposit of Funds for Payment of NBD Subordinated Notes. The Escrow Arrangement shall be in place, and funds shall have been irrevocably deposited pursuant thereto in an amount sufficient to redeem the NBD Subordinated Notes in full.

     Section 7.30. Proceedings Satisfactory, Etc. All proceedings taken in connection with the Closing Date and all documents relating thereto shall be reasonably satisfactory to Collateral Agent, each Lender and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

     Section 8.1. Defaults. Any one or more of the following shall constitute an "Event of Default":

                  (a) Non-Payment. Borrower fails to pay (i) when and as required to be paid herein, any payment of Loan Balance, or (ii) within two (2) Business Days after the same becomes due, any Interest (other than payments of Loan Balance) or any other payment payable by Borrower hereunder to a party to this Loan Agreement or under any other Operative Document to a party to such other Operative Document (including without limitation, any amount payable pursuant to SECTION
         11); or

Giant Yorktown, Inc.                                              Loan Agreement


                  (b) Representation or Warranty. Any representation or warranty by Borrower or Giant Industries or any Subsidiary of Giant Industries made or deemed made herein, in any other Operative Document, or which is contained in any certificate, document or financial or other statement by Borrower, Giant Industries, any Subsidiary of Giant Industries, or any Responsible Officer, furnished at any time under this Loan Agreement, or in or under any other Operative Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. Giant Industries or Borrower, as the case may be, (i) fails to perform or observe any term, covenant or agreement contained in Section 6(c)(i), 6(n), 6(r), 6A(l), 6A(m), 6A(n) or 6A(o) of the Parent Guaranty or SECTION 3.2, 3.5, 3.7 or SECTION 5 of this Loan Agreement; or (ii) fails to perform or observe any term, covenant or agreement contained in Section 6A of the Parent Guaranty (which is not specified in the foregoing clause (c)(i)), and such default shall continue unremedied for a period of 15 days after the occurrence thereof; or

                  (d) Other Defaults. Borrower or Giant Industries or any Subsidiary fails to perform or observe any other term or covenant contained in this Loan Agreement or any other Operative Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such default or (ii) the date upon which written notice thereof is given to Giant Industries by the Collateral Agent or any Lender; or

                  (e)      Cross-Default.

                           (i)      Borrower or Giant Industries or any
                  Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or any Specified Swap Contract (whatever the amount), when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or any Specified Swap Contract (whatever the amount), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a Borrower or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness, Specified Swap Contract or Contingent Obligation to be declared to be due and payable prior to its stated maturity, or cash collateral in respect thereof to be demanded; or (C) any Indebtedness or Contingent Obligation of Giant Industries

Giant Yorktown, Inc.                                              Loan Agreement


                  or any Subsidiary in excess of $5,000,000, or any Specified Swap Contract (whatever the amount), shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations or Specified Swap Contracts; or

                           (ii) An "Event of Default" shall occur under and as defined in the Giant Industries Credit Agreement or any other event shall occur or condition shall exist under any agreement relating to the Giant Industries Credit Agreement and the transactions contemplated thereby if the effect of such event or condition is to cause, or to permit the holders of obligations under any of the Giant Industries Credit Agreement or any agreement relating thereto to cause, any Indebtedness or other obligations of Giant Industries or any of its Subsidiaries under any of the Giant Industries Credit Agreement or any agreement relating thereto to become due prior to the stated maturity or stated due date thereof; or

                           (iii) Giant Industries (A) fails to make any Margin Payment under and as defined in the Yorktown Asset Purchase Agreement when due and such failure continues after the applicable grace or notice period, if any, specified in the Yorktown Asset Purchase Agreement; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist under the Yorktown Asset Purchase Agreement, if the effect of such failure, event or condition is to cause the Margin Payment, or any portion thereof, to be immediately due and payable prior to any scheduled payment date therefore or prior to its stated maturity (whether pursuant to Section 7(e)(iv) therein or otherwise; or

                  (f) Insolvency; Voluntary Proceedings. Borrower or Giant Industries or any Subsidiary (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or Giant Industries or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of Giant Industries' or any Material Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower or Giant Industries or any Material Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower or Giant Industries or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

Giant Yorktown, Inc.                                              Loan Agreement


                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Giant Industries or a Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000 and such amount is not paid when due; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans is in an aggregate amount and could reasonably be expected to cause a Material Adverse Effect; or (iii) Giant Industries or any ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a multi-employer Plan in an aggregate amount in excess of $3,000,000; or

                  (i) Monetary Judgments. One or more final judgments, final orders, decrees or arbitration awards is entered against Borrower or Giant Industries or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $3,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                  (j)      Change of Control. There occurs any Change of
         Control; or

                  (k) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Borrower or Giant Industries or any Material Subsidiary, or Giant Industries or any Material Subsidiary for any reason loses any material license, permit or franchise, or Giant Industries or any Material Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (l)      Adverse Change. There occurs a Material Adverse
         Effect; or

                  (m) Guaranty Default. The Parent Guaranty or Constituent Companies Guaranty is for any reason partially or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or (g) of this SECTION 8.1 occurs with respect to such Guarantor; or

                  (n) Invalidity of Subordination Provisions. The subordination provisions of any of the Indentures or Subordinated Notes are for any reason revoked or invalidated, the Borrower under either of the Indentures, any successor Borrower thereto or any other Person contests in any material respect the validity or enforceability thereof, or the Indebtedness hereunder does not have the priority contemplated by this Loan Agreement and the other Operative Documents or the Indenture or such subordination provisions; or

Giant Yorktown, Inc.                                              Loan Agreement


                  (o) Prepayment of Subordinated Notes. If Borrower or Giant Industries or any Subsidiary is required for any reason to prepay, redeem or purchase in whole or in part any of the Subordinated Notes prior to the scheduled maturity thereof, other than pursuant to the Escrow Agreement; or

                  (p)      Mortgaged Property.

                           (i) any provision of any Operative Document granting a lien and security interest shall for any reason cease to be valid and binding on or enforceable against Borrower or Giant Industries or any Subsidiary party thereto or Borrower or Giant Industries or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                           (ii) the Operative Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Mortgaged Property purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

                  (q) Environmental Matters. Either (i) Borrower, Giant Industries or any of its Subsidiaries shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Hazardous Substance originating from or affecting any property or properties, whether or not owned, leased or operated by Borrower, Giant Industries or any of its Subsidiaries, which liability, together with all other such liabilities of Borrower or any of its Subsidiaries, could reasonably be expected to exceed $9,000,000 in the aggregate or require payments by Borrower or any of its Subsidiaries exceeding $3,000,000 in any fiscal year of Borrower (excluding for purposes of such determination (i) such amount of any insurance proceeds paid to or for the benefit of the Borrower, Giant Industries or any of its Subsidiaries in respect of such liability or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy, (ii) such amount of any indemnity payments made to the Borrower, Giant Industries or any of its Subsidiaries in respect of such liability or unconditionally acknowledged in writing to be payable by the party that indemnified such amounts, or (iii) an amount not to exceed $7,500,000 in the aggregate paid by the Borrower, Giant Industries or any of its Subsidiaries in respect of such liability pursuant to the Yorktown Asset Purchase Agreement) or (ii) any federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 8.2. Non-Bankruptcy Defaults. If any Event of Default has occurred and is continuing:

                  (a) The Collateral Agent at the direction of the Required Lenders may, by notice in writing to the Borrower, declare the principal of and interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest,

Giant Yorktown, Inc.                                              Loan Agreement


         and all fees, charges and other amounts payable hereunder, including, without limitation, any Applicable Administrative Charge, under the Notes, the Deed of Trust and the Guaranties, shall be and become immediately due and payable without presentment, demand or further notice of any kind.

                  (b) The Collateral Agent may offset any indebtedness, obligations or liabilities owed to the Borrower against any indebtedness, obligations or liabilities of the Borrower to the Lenders.

                  (c) The Collateral Agent for the benefit of the Lenders may enforce any and all rights and remedies available to it under the Notes, the Deed of Trust and the Guaranties or under any Requirement of Law.

     Section 8.3. Bankruptcy Defaults. If any Event of Default described in subsection (f) or (g) of SECTION 8.1 has occurred and is continuing, then the entire Loan Balance and all accrued and unpaid Interest thereon, and all fees, charges and other amounts payable hereunder, including, without limitation, any Applicable Administrative Charge, under the Note, the Deed of Trust and the Guaranties, shall immediately become due and payable without presentment, demand, protest or notice of any kind. In addition, the Collateral Agent at the direction of the Required Lenders may exercise any and all remedies available to it hereunder, under the Note, the Deed of Trust and the Guaranties or under any Requirement of Law.

     Section 8.4. Remedies on Default. In case any one or more Defaults or Events of Default shall occur and be continuing, (i) any Lender may proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Operative Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Collateral Agent and any Lender may exercise any rights or remedies in their respective capacities under the Operative Documents in accordance with the provisions thereof. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Loan Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 9. ASSIGNMENT BY LENDERS; PARTICIPATIONS.

     Section 9.1. Assignments. (a) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Loan Agreement, the other Operative Documents, the Mortgaged Property or the Notes; provided that (i) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Loan Agreement and the other Operative Documents; and
(ii) the parties to each assignment shall execute and deliver to the Collateral Agent an Assumption in the form attached hereto as EXHIBIT F, together with a processing and recordation fee of $500.00. Subject to acceptance and recording thereof by the Collateral Agent pursuant to

Giant Yorktown, Inc.                                              Loan Agreement


PARAGRAPH (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Loan Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Loan Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Loan Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Loan Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTION 11 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Loan Agreement that does not comply with this paragraph shall be treated for purposes of this Loan Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 9.2.

         (b) The Collateral Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office listed in SCHEDULE IB a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Loan Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     Section 9.2. Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Collateral Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Loan Agreement, the other Operative Documents, the Mortgaged Property or the Notes; (including all or a portion of the Loans owing to it); provided that (i) such Lender's obligations under this Loan Agreement and the other Operative Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement and the other Operative Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Loan Agreement and the other Operative Documents and to approve any amendment, modification or waiver of any provision of this Loan Agreement and the other Operative Documents. Subject to PARAGRAPH (b) of this Section, the Company agrees that each Participant shall be entitled to the benefits of SECTION 11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 9.1.

         (b) A Participant shall not be entitled to receive any greater payment under SECTION 11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the

Giant Yorktown, Inc.                                              Loan Agreement


Borrower's prior written consent. A Participant that would be a foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 11.2 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower to comply with SECTION 11.2 as though it were a Lender.

     Section 9.3. Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Loan Agreement or the other Operative Documents to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10. THE COLLATERAL AGENT.

     Section 10.1. Appointment. Each Lender hereby irrevocably designates and appoints the Trust Company as the Collateral Agent under this Loan Agreement and the other Operative Documents, and each such Lender irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Loan Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Trust Company shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Lender or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Operative Document or otherwise exist against the Trust Company.

     Section 10.2. Delegation of Duties. The Collateral Agent may execute any of its duties under this Loan Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the acts or omissions including, specifically the negligence or willful misconduct of agents or attorneys-in-fact selected by it with reasonable care.

     Section 10.3. Exculpatory Provisions. Neither the Trust Company nor the Collateral Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by the Collateral Agent or such Person under or in connection with this Loan Agreement or any other Operative Document, except for the Collateral Agent's or such Person's own willful misconduct or gross negligence (or negligence in the handling of funds by the Collateral Agent in such capacity) or (b) responsible in any manner to any of the Lenders or any other party to the Operative Documents for any recitals, statements, representations or warranties made by the Borrower or any other party or any officer thereof contained in this Loan Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Loan

Giant Yorktown, Inc.                                              Loan Agreement


Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Operative Document or for any failure of Borrower to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Operative Document, or to inspect the properties, books or records of Borrower.

     Section 10.4. Reliance by Collateral Agent; Indemnity. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Collateral Agent, in accordance with this Loan Agreement. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Lenders or it shall first be indemnified to its satisfaction by the applicable Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Operative Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the applicable Notes. Wherever in the Operative Documents the consent or approval of the Collateral Agent is required, in giving any such consent or approval the Collateral Agent may rely upon, or make its approval subject to, the directions of or consent or approval from the Required Lenders. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed under SECTION 11 hereof, the Parent Guaranty and the Constituent Companies Guaranty, but without limiting the obligations of the Borrower under SECTION 11 or of the Guarantors) ratably in accordance with their respective Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever that may at any time (including at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Operative Documents) be imposed on, incurred by or asserted against the Collateral Agent (including by any Lender) in any way relating to or arising out of this Loan Agreement or any Operative Document or the transactions contemplated thereby or any action taken or omitted by the Collateral Agent under this Loan Agreement or any Operative Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for its ratable share of any costs or expenses payable by Borrower under SECTION 11, to the extent that the Collateral Agent is not promptly reimbursed for such costs and expenses by Borrower or a Guarantor.

Giant Yorktown, Inc.                                              Loan Agreement


     Section 10.5. Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Lender referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to the Lenders and Borrower. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided, however, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     Section 10.6. Non-Reliance on Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Collateral Agent, the Arranger nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by the Collateral Agent, or the Arranger hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Collateral Agent or the Arranger to any Lender. Each Lender represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or the Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Loan Agreement. Each Lender also represents that it will, independently and without reliance upon the Collateral Agent, the Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Loan Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, neither the Collateral Agent nor the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Collateral Agent, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 10.7. Indemnification. Other than with respect to indemnification provided to the Collateral Agent in accordance with SECTION 10.4, the Collateral Agent agrees to look solely to Borrower under SECTION 11, and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Operative Document.

     Section 10.8. Collateral Agent in Its Individual Capacity. Each Lender acknowledges that Wells Fargo Bank Nevada, National Association, is acting as Collateral Agent hereunder. Wells Fargo Bank Nevada, National Association, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with

Giant Yorktown, Inc.                                              Loan Agreement


Borrower and their Affiliates as though it was not the Collateral Agent hereunder and under the other Operative Documents and without notice to or consent of the Lenders. Each Lender acknowledges that, pursuant to such activities, Wells Fargo Bank Nevada, National Association, or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or its Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

     Section 10.9. Successor Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the consent of the Borrower and the Giant Industries, such consent not to be unreasonably withheld, shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within sixty (60) days after the retiring Collateral Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Collateral Agent, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Loan Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Loan Agreement. Notwithstanding the foregoing if no Event of Default and no Default, shall have occurred and be continuing, then no successor Collateral Agent shall be appointed under this SECTION 10.9 without the prior written consent of Borrower, which consent shall not be unreasonably withheld or delayed.

     Section 10.10. Action upon Instructions. Subject to the terms of SECTIONS 10.3, 10.4 and 10.7 and the Operative Documents, upon the written instructions at any time and from time to time of the Required Lenders (for any action not requiring the consent of all of the Lenders), Collateral Agent shall take such of the following actions as may be specific in such instructions:

                  (a) give such notice or direction or exercise such right or power under this Loan Agreement or any other Operative Document as shall be specified in such instructions;

                  (b) approve as satisfactory to it all matters required by the terms of any Operative Document to be satisfactory to Collateral Agent; and

                  (c)      any other action as specified by the Required
         Lenders.

     Section 10.11. Substitution of Deed of Trust Trustee. The Deed of Trust Trustee hereunder may act at any time upon designation by the Collateral Agent. If the Collateral Agent, in its sole

Giant Yorktown, Inc.                                              Loan Agreement


and absolute discretion, shall desire for any reason whatsoever to have a substitute trustee or substitute trustees appointed, then the Collateral Agent is hereby authorized and empowered to appoint, at any time and from time to time, by an instrument duly executed and acknowledged and filed for recordation wherever this Loan Agreement is recorded, a substitute trustee or substitute trustees, in the place and stead of one or more of those initially named herein or subsequently appointed by the Collateral Agent, which trustee or trustees shall have all the rights, powers and authority and be charged with all the duties and responsibilities that are conferred to charged upon the Deed of Trust Trustee initially named herein. Such substitute trustee shall comply with all Requirements of Law and with Section 23 of the Deed of Trust.

SECTION 11. INDEMNITY.

     Section 11.1. General Indemnification. Whether or not the transactions contemplated hereby are consummated, to the fullest extent permitted by Requirements of Law, Borrower hereby:

                  (x) waives and releases any Claims now or hereafter existing against any Indemnitee on account of, and

                  (y) assumes liability for and agrees to indemnify, protect, defend, save and keep harmless each Indemnitee on an after-tax basis (in accordance with SECTION 11.3) from and against, any and all Claims of every kind and nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, which are not caused by the gross negligence or willful misconduct (or negligence in the handling of funds by the Collateral Agent in such capacity) of the Indemnitee (provided that the indemnification provided under this SECTION 11.1 shall specifically include matters based on or arising from the negligence of any Indemnitee), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Maturity Date, and which relates in any way to or arises in any way out of:

                           (a) any of the Operative Documents or any of the transactions contemplated thereby, or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof;

                           (b) the Mortgaged Property or any Part thereof or interest therein;

                           (c) with respect to the Mortgaged Property or Part thereof, the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) on any of the Mortgaged Property,

Giant Yorktown, Inc.                                              Loan Agreement


                  including, without limitation, (i) Claims or penalties arising from any violation of any Requirements of Law or in tort (strict liability or otherwise), (ii) loss of or damage to the environment (including, without limitation, investigation costs, cleanup costs, response costs, remediation and removal costs, costs of corrective action, costs of financial assurance, and all other damages, costs, fees and expenses, fines and penalties, including natural resource damages), or death or injury to any Person, and any mitigative action required by or under Environmental Laws, (iii) latent or other defects, whether or not discoverable, and (iv) any Claim for patent, trademark or copyright infringement;

                           (d) the sale or other disposition of the Mortgaged Property, including, without limitation, any disposition pursuant to the Prepayment Option or as a result of the exercise of remedies; provided, however, that in no event shall any other Person (other than any Lender, Deed of Trust Trustee, Trust Company, Collateral Agent and their respective Affiliates, successors, permitted assigns, permitted transferees, invitees, contractors, servants, employees, officers, directors, shareholders, partners, participants, representatives, agents and their respective designees or nominees) who purchases the Mortgaged Property for value following a foreclosure or other remedy be an Indemnitee;

                           (e) the offer, issuance, sale or delivery of the Notes in accordance with the Operative Documents;

                           (f) the breach by Borrower or a Guarantor of any representation or warranty made by it or deemed made by it in any Operative Document;

                           (g) the transactions contemplated hereby or by any other Operative Document in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any Prohibited Transaction described in Section 49115(c) of the Code;

                           (h) any Claims related to the release from the Mortgaged Property of any substance into the environment, including (without limitation) Claims arising out of the use of the Mortgaged Property for the transportation or storage of any Hazardous Substance;

                           (i) any Claims related to any Indemnitee being alleged to be an owner or operator of the Mortgaged Property or the land on which the Mortgaged Property is situated, in each case prior to taking possession thereof, under any Environmental Law;

                           (j) any failure on the part of Borrower or any Guarantor to perform or comply with any of the terms of any Operative Document to which it is a party; or

                           (k) any other agreement entered into or assumed by Borrower in connection with the Mortgaged Property.

Giant Yorktown, Inc.                                              Loan Agreement


                  It is expressly understood and agreed that this SECTION 11.1 shall not apply to Claims in respect of:

                                    (A)      Taxes (such Claims being subject to
                           SECTION 11.2), except with respect to (1) taxes or penalties included in Claims described in clause (g) above, and (2) any payment necessary to make payments under this SECTION 11.1 in accordance with SECTION 11.3;

                                    (B)      as to an Indemnitee, Lender Liens
                           which such Indemnitee is responsible for discharging under the Operative Documents;

                                    (C)      the gross negligence or willful
                           misconduct of such Indemnitee or any Affiliate, agents, officers directors, servants or employees thereof; and

                                    (D)      the breach by an Indemnitee of any
                           representation, warranty or covenant under any Operative Document.

     Section 11.2. General Tax Indemnity. (a) Borrower shall pay, defend and indemnify and hold each Indemnitee harmless on an after-tax basis (in accordance with SECTION 11.3) from any and all Federal, state, local and foreign Taxes imposed on or with respect to or in connection with any Indemnitee, the Mortgaged Property or any portion thereof, any Operative Document, Borrower or any sublessee or user of the Mortgaged Property, howsoever imposed, whether levied or imposed upon or asserted against any Indemnitee, the Mortgaged Property, or any Part thereof, by any taxing Governmental Authority (including any Federal, state or local government or taxing Governmental Authority in the United States and any taxing Governmental Authority or governmental subdivision of a foreign country), upon or with respect to:

                  (i) with respect to the Mortgaged Property or Part thereof, the acquisition, mortgaging, design, manufacture, re-manufacture, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease agreement, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, titling or retitling, transfer of title, registration or re-registration, redelivery, use, operation, condition, financing, refinancing, sale, return or other application or disposition or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon,

                  (ii) Interest or Supplemental Payments or the receipts or earnings arising from or received with respect to the Mortgaged Property or any Part thereof, or any interest therein or any applications or dispositions thereof,

                  (iii) any other amount paid or payable pursuant to this Loan Agreement, the Notes or any other Operative Document,

                  (iv) the Mortgaged Property or any Part thereof or any interest therein,

Giant Yorktown, Inc.                                              Loan Agreement


                  (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and

                  (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents;

provided, however, that subject to SECTION 11.6, the indemnification obligation of this SECTION 11.2(a) shall not apply to (1) Taxes which are based upon or measured by the Indemnitee's net income or Taxes (other than Taxes that are, on in the nature of, sales, use, transfer, value-added, license or property taxes) or which are expressly in substitution for, or relieve Indemnitee from, any actual Tax based upon or measured by Indemnitee's net income (other than any State or local Taxes imposed by means of withholding, Taxes incurred solely as a result of the location of the Mortgaged Property, the operations, state of formation, or place of payment of the Borrower, and Taxes necessary to pay the obligations under this paragraph on an after-tax basis); (2) Taxes characterized under local law as franchise, net worth, or shareholder's capital (excluding, however, any value-added, license, property or similar Taxes); and (3) United States withholding taxes under Code Section 1442 with respect to any payment to an Indemnitee not incorporated under the laws of the United States or a state thereof. Notwithstanding the proviso of the preceding sentence of this SECTION 11.2(a), Borrower shall pay or reimburse, and indemnify and hold harmless, on an after-tax basis, any Indemnitee that is not incorporated under the laws of the United States or a state thereof (i) from any deduction or withholding of any United States federal income tax, if such Indemnitee, in compliance with SECTION 11.2(c), has certified that it is entitled to receive payments pursuant to the Operative Documents without any such deduction or withholding, or (ii) if such Indemnitee, in compliance with SECTION 11.2(c), has certified that it is entitled to receive payments pursuant to the Operative Documents at a reduced rate of withholding, from any deduction or withholding of any United States federal income tax in excess of such reduced rate, or (iii) if such Indemnitee has complied with SECTION 11.2(c) or otherwise validly established that it is a foreign person thereby entitled to an exemption from United States backup withholding taxes, from such backup withholding taxes. The Indemnitee will use reasonable efforts to cooperate with the Borrower to recover from the appropriate Governmental Authority any such excess withholding and will repay any such amount recovered less reasonable costs of recovery to the Borrower to the extent that the Borrower has previously indemnified Indemnitee.

         All of the indemnities contained in this SECTION 11.2 shall continue in full force and effect notwithstanding the expiration or earlier termination of this Loan Agreement in whole or in part, including the termination of this Loan Agreement with respect to the Mortgaged Property, and are expressly made for the benefit of, and shall be enforceable by, each Indemnitee.

         (b) Borrower will promptly notify Collateral Agent and the Lenders of all reports or returns required to be made with respect to any Tax with respect to which Borrower is required to indemnify hereunder, and will, if permitted by Requirement of Law, file the same. If Borrower is not permitted to so file, Borrower shall prepare such reports or returns for signature by Collateral Agent or the applicable Lender and shall forward the same, together with immediately available funds for payment of any Tax due, to Collateral Agent or such Lender, at least ten (10) days in advance of the date such payment is to be made. Borrower shall furnish Collateral Agent

Giant Yorktown, Inc.                                              Loan Agreement


or such Lender with copies of all paid receipts or other appropriate evidence of payment for all Taxes paid by Borrower pursuant to this SECTION 11.2.

         (c) At least five (5) Business Days prior to the first date on which any payment is due under this Loan Agreement for the account of any Lender not incorporated under the laws of the United States or a state thereof, such Lender agrees that it will have delivered to Borrower and Collateral Agent two valid, duly completed, original copies of Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form or forms, properly and duly executed, certifying in either case that such Lender is entitled to receive payments pursuant to the Operative Documents without deduction or withholding of any United States federal income taxes (or at a reduced rate, if applicable) and is a foreign person thereby entitled to an exemption from United States backup withholding taxes. Each such Lender covenants that (i) it will provide to Borrower and Collateral Agent a new Internal Revenue Service Form W-8BEN or W8-ECI and any such additional forms (or any successor form or forms) upon the expiration or obsolescence of any previously delivered forms or after the occurrence of any event requiring a change in the most recent forms delivered by it in either case within 30 days of receipt from the Borrower and Collateral Agreement of (1) written notice that the existing forms are to expire or become obsolete and (2) the appropriate new forms, in accordance with applicable United States laws and regulations and amendments, duly executed and completed by such Lender to the extent Lender is eligible under law to complete and execute such forms, and (ii) it will otherwise comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption or entitlement to reduced rate withholding.

     Section 11.3. Gross Up. If an Indemnitee shall not be entitled to a corresponding and equal deduction with respect to any payment or Tax which Borrower is required to pay or reimburse under any other provision of this
SECTION 11 (each such payment or reimbursement under this SECTION 11, an "original payment") and which original payment constitutes income to such Indemnitee, then Borrower shall pay to such Indemnitee on demand the amount of such original payment on a grossed-up basis such that, after subtracting all Taxes imposed on such Indemnitee with respect to such original payment by Borrower (including any Taxes otherwise excluded from the indemnification provided under SECTION 11.2 and assuming for this purpose that such Indemnitee were subject to taxation at the highest Federal, state or local marginal rates applicable to widely held corporations for the year in which such income is taxable), such payments shall be equal to the original payment to be received (net of any credits, deductions or other Tax benefits then actually recognized that arise from the payment by such Indemnitee of any amount, including Taxes, for which the payment to be received is made).

     Section 11.4. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender directly or by its parent company (including, without limitation, any reserve requirements specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities" as defined in Regulation D of such Board of Governors) as determined by such Lender (in its sole and absolute discretion), then, in any

Giant Yorktown, Inc.                                              Loan Agreement


such case, upon written notification from time to time by such Lender to Borrower, Borrower shall, within five (5) Business Days following receipt of the statement referred to in the next sentence, pay directly to such Lender, as Supplemental Payment, additional amounts sufficient to compensate such Lender or its parent for such increased cost to such Lender (subject to SECTION 11.3). A statement of a Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount, each Lender shall use any method of averaging or attribution that it (in its reasonable discretion) shall deem applicable. Notwithstanding any provision of this SECTION 11.4 to the contrary, no amount shall be payable by the Borrower with respect to any such increased costs or reduced returns incurred more than 180 days before the date such Lender first notifies the Borrower of its intention to demand compensation under this SECTION 11.4.

     Section 11.5. Environmental Indemnity. Without limitation of the other provisions of this SECTION 11, the Borrower hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including reasonable and documented attorneys', expert consultants', expert witnesses', and/or paralegals' fees and expenses), including all costs incurred in connection with any investigation or monitoring of the condition of the Mortgaged Property or any clean-up, remedial, removal or restoration work by any Governmental Authority (collectively, "Environmental Claims"), arising in whole or in part, out of:

                  (a) the presence on, under or around the Mortgaged Property or any portion thereof of any Hazardous Material, or any releases or discharges of any Hazardous Material on, under, from, onto or around the Mortgaged Property or any portion thereof,

                  (b) any activity, including, without limitation, construction carried on or undertaken on or off the Mortgaged Property or any portion thereof, and whether by Borrower or any of its Affiliates or any predecessor in title or any employees, agents, sublessees, contractors or subcontractors of the Borrower, any of its Affiliates or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance that at any time are located or present on, under or around, or that at any time migrate, flow, percolate, diffuse or in any way move onto or under the Mortgaged Property or any portion thereof,

                  (c) loss of or damage to any property or the environment arising from, or in any way related to, the Mortgaged Property or Borrower or any of its Affiliates (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case arising from, or

Giant Yorktown, Inc.                                              Loan Agreement


         in any way related to, the Mortgaged Property, Borrower or the transactions contemplated by the Operative Documents or any portion thereof,

                  (d) any claim concerning lack of compliance with Environmental Laws in connection with the Mortgaged Property (including, without limitation, any claim arising from the failure or alleged failure to obtain or comply with any permit required by any Environmental Laws for the construction or operation of the Mortgaged Property), or any act or omission causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien against the Mortgaged Property or any portion thereof, or

                  (e) any residual contamination on or under any of the Mortgaged Property, or adversely affecting any natural resources, and any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Substance, in each case arising from, or in any way related to, the Mortgaged Property, Borrower or the transactions contemplated by the Operative Documents or any portion thereof, and irrespective of whether any of such activities were or will be undertaken in accordance with all Requirements of Law.

     Section 11.6. LIBO Rate Illegal, Unavailable or Impracticable. If any Lender shall determine in good faith (which determination shall, upon notice thereof to Collateral Agent and Borrower, be conclusive and binding on Borrower) that:

                  (a) a change in law makes it unlawful, or the central bank or other Governmental Authority asserts that it is unlawful, for such Lender to make, continue or maintain any amount of such Lender's investment hereunder on a LIBO Rate basis,

                  (b) deposits in Dollars (in the applicable amounts) are not being offered to such Lender in the relevant market for the applicable Interest Period, or that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or

                  (c) the LIBO Rate, as determined by such Lender, will not adequately and fairly reflect the cost to such Lender of maintaining or funding its investments for the applicable Interest Period, or that the making or funding of such Lender's investment hereunder on a LIBO Rate basis has become impracticable as a result of an event occurring after the date of this Loan Agreement which in the opinion of such Lender materially changes such investment, then the obligations of such Lender to make, continue or maintain any such investment shall, upon such determination, forthwith be suspended until such Lender shall notify Collateral Agent and Borrower that such circumstances no longer exist, and all Interest allocable to such Lender shall automatically be determined on a Base Rate basis beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

Giant Yorktown, Inc.                                              Loan Agreement


     Section 11.7. Funding Losses. Borrower agrees to reimburse any Lender for any loss or expense incurred as a result of (i) the failure of the transaction contemplated hereby to occur on the Closing Date specified in the Closing Notice or (ii) any payment of all or any portion of the Loan Balance for any reason on a date other than a Payment Date. Any affected Lender shall promptly notify Borrower in writing of the amount of any claim under this SECTION 11.7, the reason or reasons therefor and the additional amount required fully to compensate such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.

     Section 11.8. Actions of Lenders. Each Lender shall use reasonable efforts (including reasonable efforts to change the booking office for this transaction) to avoid or minimize any amounts which might otherwise be payable pursuant to SECTIONS 11.4 and 11.5; provided, however, that such efforts shall not be deemed by such Lender, in its sole discretion, to be disadvantageous to it.

SECTION 12. GENERAL CONDITIONS.

     Section 12.1. Payment of Transaction Costs and Other Costs. If the transactions contemplated hereby are consummated, Borrower shall pay all Transaction Costs and all Fees in accordance with SECTION 4.9 and 7.9 (or upon such later date as agreed to by the Lenders), and in the event the transactions contemplated hereby do not close, Borrower shall pay such Transaction Costs promptly upon receipt of invoices therefor. In addition, Borrower shall pay or reimburse Collateral Agent, Deed of Trust Trustee, Trust Company, Arranger and the Lenders for all other Transaction Costs and Fees and all other out-of-pocket costs and expenses (including reasonable attorneys fees) reasonably incurred in connection with: (a) entering into, or the giving or withholding of, any future amendments, supplements, waivers or consents with respect to the Operative Documents; (b) any Casualty or termination of this Loan Agreement or any other Operative Document; (c) the negotiation and documentation of any restructuring or "workout", whether or not consummated, of any Operative Document; (d) the enforcement of the rights or remedies under the Operative Documents; (e) further assurances requested pursuant to Section 6(o) of the Parent Guaranty or any similar provision in other Operative Documents; (f) any transfer by Collateral Agent or a Lender of any interest in the Operative Documents during the continuance of an Event of Default or pursuant to the syndication of the Notes by the Arranger; and (g) the ongoing fees and expenses of Collateral Agent, Deed of Trust Trustee and Trust Company under the Operative Documents.

     Section 12.2. Effect of Waiver. No delay or omission to exercise any right, power or remedy accruing to Collateral Agent or any Lender upon any breach or default of Borrower hereunder shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Lenders or Collateral Agent of any breach or default under this

Giant Yorktown, Inc.                                              Loan Agreement


Loan Agreement must be specifically set forth in writing and must satisfy the requirements set forth in SECTION 12.5 with respect to approval by the Lenders and Collateral Agent.

     Section 12.3. Survival of Covenant. All representations, warranties and covenants of Borrower under SECTIONS 2.1, 3.1, 3.2, 3.3, 3.4, 3.5, 4 and 5 shall survive the expiration or termination of this Loan Agreement to the extent arising prior to any such expiration or termination.

     SECTION 12.4. APPLICABLE LAW. THIS LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN TITLE 14 OF ARTICLE V OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

     Section 12.5. Effect and Modification. This Loan Agreement and the other Operative Documents exclusively and completely states the rights of the Lenders and Borrower with respect to the Loans and the Mortgaged Property and supersedes all prior agreements, oral or written, with respect thereto. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Collateral Agent, Borrower and the Required Lenders, and in the case of the Parent Guaranty, the Constituent Company Guaranty or any definition used therein, the Guarantors affected thereby; provided, however, that SECTIONS 12.1 and 12.16 hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each Lender if such termination, amendment, supplement, waiver or modification would:

                  (a) modify any of the provisions of this SECTION 12.5, change the definition of "Required Lenders" or modify or waive any provision of an Operative Document requiring action by each Lender;

                  (b) amend, modify, waive or supplement any of the provisions of SECTION 4.5 or 4.6 of this Loan Agreement;

                  (c) reduce, modify, amend or waive any fees or indemnities in favor of any Lender, including without limitation amounts payable pursuant to SECTION 11 (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to it);

                  (d) modify, postpone, reduce or forgive, in whole or in part, any payment of principal or Interest (other than pursuant to the terms of the Operative Documents), or any Loan or Loan Balance (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any Fee payable to it) or, subject to clause (c) above, any other amount payable to it under this Loan Agreement, or modify the definition or method of calculation of Interest (other than pursuant to the terms of the Operative Documents), Loans or Loan Balances or any other definition

Giant Yorktown, Inc.                                              Loan Agreement


         which would affect the amounts to be advanced or which are payable under the Operative Documents or extend, modify or amend the Loan Term; or

                  (e) release of any Lien granted by Borrower under the Operative Documents or release the Parent Guaranty or the Constituent Companies Guaranty, except as provided in the Operative Documents.

         Notwithstanding the foregoing, neither the Parent Guaranty or the Constituent Companies Guaranty nor any of the terms thereof may be amended, modified or waived, unless such amendment, modification or waiver is in writing entered into by, or approved in writing by the Required Lenders, the Collateral Agent and the Guarantors.

         Notwithstanding the foregoing or anything contained in the Operative Documents to the contrary, the Borrower and the Guarantors agree to enter into any amendment or modification to the Operative Documents requested by the Arranger in connection with the syndication of the Notes by the Arranger.

     Section 12.6. Notices. All demands, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or one Business Day after being sent by overnight delivery service or three days after being deposited in the mail, certified mail postage prepaid, or when sent by facsimile transmission, if confirmed by mechanical confirmation and if a copy thereof is promptly thereafter personally delivered, sent by overnight delivery service or so deposited in the mail, addressed to:
(A) Borrower, a Guarantor, Deed of Trust Trustee or Collateral Agent at the address set forth below, or at such other address as may hereafter be furnished in accordance with this SECTION 12.6 by either party to the other and (B) each Lender at its address set forth in SCHEDULE IB:

            (i)   if to Borrower:

                      Giant Yorktown, Inc.
                      23733 North Scottsdale Road
                      Scottsdale, Arizona 85255-3410
                      Attention:  Treasurer
                      Facsimile:  (480) 585-8985
                      Telephone:  (480) 585-8888

           (ii)   if to a Guarantor:

                      c/o Giant Industries, Inc.
                      23733 North Scottsdale Road
                      Scottsdale, Arizona 85255-3410
                      Attention:  Treasurer
                      Facsimile:  (480) 585-8985
                      Telephone:  (480) 585-8888

Giant Yorktown, Inc.                                              Loan Agreement


          (iii)   if to the Deed of Trust Trustee:

                      James W. DeBoer
                      c/o First American Title Insurance Company
                      1051 East Cary Street, Suite 1111
                      Richmond, Virginia  23219

           (iv)   if to the Collateral Agent:

                      Wells Fargo Bank Nevada,
                      National Association
                      79 South Main Street
                      Salt Lake City, Utah  84111

     Section 12.7. Consideration for Consents to Waivers and Amendments. Borrower hereby agrees that it will not, and that it will not permit any of its Affiliates to, offer or give any consideration or benefit of any kind whatsoever to Collateral Agent or any Lender in connection with, in exchange for, or as an inducement to, Collateral Agent or such Lender's consent to any waiver in respect of, any modification or amendment of, any supplement to, or any other consent or approval under, any Operative Document unless such consideration or benefit is offered ratably to all Lenders.

     Section 12.8. Severability. Whenever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under any Requirements of Law; but if any provision of this Loan Agreement shall be prohibited by or invalid under any Requirements of Law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

     Section 12.9. Successors and Assigns. This Loan Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 12.10. No Third-Party Beneficiaries. Other than as set forth in
SECTION 12.16, nothing in this Loan Agreement or the other Operative Documents shall be deemed to create any right in any Person not a party hereto or thereto (other than the permitted successors and assigns of Lenders and Borrower), and such agreements shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party except as aforesaid.

     Section 12.11. Brokers. None of the parties has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker, agent or any other like capacity in connection with this Loan Agreement or the transactions contemplated hereby, except that Borrower has engaged Arranger pursuant to the Arrangement Fee Letter.

Giant Yorktown, Inc.                                              Loan Agreement


     Section 12.12. Captions; Table of Contents. Section captions and the table of contents used in this Loan Agreement (including the Schedules, Exhibits and Annexes hereto) are for convenience of reference only and shall not affect the construction of this Loan Agreement.

     Section 12.13. Schedules and Exhibits. The Schedules, Annexes and Exhibits hereto, along with all attachments referenced in any of such items are incorporated herein by reference and made a part hereof.

     Section 12.14. Submission to Jurisdiction. Any suit by Collateral Agent or any Lender to enforce any claim arising out of the Operative Documents may be brought in any state or Federal court located in New York having subject matter jurisdiction, and with respect to any such claim, each party to this Loan Agreement hereby irrevocably: (a) submits to the jurisdiction of such courts;
(b) consents to the service of process out of said courts in the manner provided for notices in SECTION 12.6; and (c) Borrower hereby (i) irrevocably appoints CT Corporation System, with an address on date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "New York Process Agent"), as process agent in its name, place and stead to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of New York, (ii) agrees that such service in any such suit, action or proceeding may be made upon the New York Process Agent and (iii) agrees to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that Borrower will at all times have an agent in the State of New York for service of process for the above purposes. Borrower irrevocably waives, to the fullest extent permitted by law: (A) any claim, or any objection, that it now or hereafter may have, that venue is not proper with respect to any such suit, action or proceeding brought in such a court located in New York including, without limitation, any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum; and (B) any claim that Borrower is not subject to personal jurisdiction or service of process in such forum. Borrower agrees that any suit to enforce any claim arising out of the Operative Documents or any course of conduct or dealing of Collateral Agent or any Lender shall be brought and maintained exclusively in any state or Federal court located in New York. Nothing in this SECTION 12.14 shall affect the right of Collateral Agent or any Lender to bring any action or proceeding against Borrower or the Mortgaged Property in the courts of any other jurisdiction. Borrower agrees that a final judgment in any action or proceeding in a state or Federal court within the United States may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     Section 12.15. Jury Trial. Borrower, each Lender and Collateral Agent waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Loan Agreement or any other Operative Document or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any relationship existing in connection with this Loan Agreement or any other Operative Document and agrees that any such action or proceeding shall be tried before a court and not before a jury.

     Section 12.16. Role of Banc of America Facilities Leasing, LLC. Each party hereto acknowledges hereby that it is aware of the fact that Banc of America Facilities Leasing, LLC

Giant Yorktown, Inc.                                              Loan Agreement


has acted and is acting as an "arranger" with respect to the overall transaction. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the overall transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger. The parties hereto further agree that SECTION 12.1, SECTION 12.11 and this SECTION 12.16 are for the express benefit of Arranger, and Arranger shall be entitled to rely thereon as if it were a party hereto.

     Section 12.17. Amendment to Engagement Letter. The parties hereto agree that the date "May 15, 2002" which appears in the second line of the seventh paragraph of the Engagement Letter is changed to "June 30, 2002".

     Section 12.18. Survey. The Borrower agrees and covenants that it shall use its best efforts to deliver a survey in compliance with SECTION 7.23 within seven (7) days following the Closing Date, but in any event, no later than fourteen (14) days following the Closing Date.

Giant Yorktown, Inc.                                              Loan Agreement


         Executed and delivered as of this 14 day of May, 2002.

                                     GIANT YORKTOWN, INC., a Delaware
                                        corporation, as Borrower

                                     By:  /s/ Mark B. Cox
                                          ----------------------------------
                                        Name:  Mark B. Cox
                                        Its:  Vice President and Chief Financial
                                              Officer

Giant Yorktown, Inc.                                              Loan Agreement


         Accepted and agreed to as of the date last above written.

                                     BANC OF AMERICA LEASING & CAPITAL, LLC,
                                        as Lender

                                     By:  /s/ James E. Stano
                                          ----------------------------------
                                        Name:  James E. Stano
                                        Title:  Managing Director

Giant Yorktown, Inc.                                              Loan Agreement


                                     WELLS FARGO BANK NEVADA, NATIONAL
                                        ASSOCIATION, as Collateral Agent

                                     By:  /s/ Val T. Orton
                                          ----------------------------------
                                        Name:  Val T. Orton
                                        Title:  Trust Officer

                                   SCHEDULE IA
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

                              LENDERS' COMMITMENTS


                 LENDER                   COMMITMENT       COMMITMENT
                                          PERCENTAGE





Banc of America Leasing & Capital, LLC       100%         $40,000,000

                                   SCHEDULE IB
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

      1.   Collateral Agent

      ------------------------

      Address for all communications:
      Wells Fargo Bank Nevada, National Association
      c/o Wells Fargo Bank Northwest, National Association
      79 South Main Street, 3rd Floor
      Salt Lake City, Utah  84111
      Attn:  Corporate Trust Department

      ABA #:  121-000-248
      Account No. 0510922115
      Reference:  Giant Yorktown

      Contact:  Eric Morgan
      Phone:  801-246-5289

      2.   Banc of America Leasing & Capital, LLC

      Address for all communications:
      Banc of America Leasing & Capital, LLC
      c/o Bank of America Leasing & Capital Group
      555 California Street, 4th Floor
      Mail Code CA5-705-04-01
      San Francisco, CA 94104
      Attn:  Contract Administration
      Tele 415.765.7391
      Fax 415.765.7373

      Address for wire transfers:
      Bank of America SF
      ABA# 121-000-358
      Account: 12578-03258
      Account Name: Banc of America Leasing & Capital, LLC
      Reference 1: Giant Yorktown, Inc.
      Reference 2: Identify the purpose of wire

                                  SCHEDULE IIA
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

                        DESCRIPTION OF MORTGAGED PROPERTY

                                LEGAL DESCRIPTION

All that certain piece or parcel of land, together with any buildings and improvements thereon and the appurtenances thereunto, situate lying and being in the County of York, Virginia, and known and designated as Parcel A, containing 658.11+/- Acres, shown on plat entitled "Subdivision Plat of the Property of BP-Amoco Corporation, Containing 736.57+/- Acres, Grafton District, County of York, Virginia", dated March 25, 2002, prepared by Michael Surveying & Mapping, P.C., which plat is recorded in the Clerk's Office of the Circuit Court of York County, Virginia.

BEGINNING AT A POINT located on the northerly right of way line of Goodwin Neck Road (State Route 173), said point being the corner of Parcel A and other property now or formerly owned by BP-Amoco Corporation. Said point further being described as being approximately 783 feet in a westerly direction along the northerly right of way line of Goodwin Neck Road (State Route 173) from its intersection with the westerly right of way line of Dandy Loop Road (State Route
629). Thence along the northerly right of way line of Goodwin Neck Road (State Route 173), N 89(degree)30 [minutes] 22 [seconds] W a distance of 361.87 feet to a point; Thence along a tangent curve to the left with a radius of 995.35 feet, a arc distance of 99.46 feet, a central angle of 05(degree)43 [minutes] 31 [seconds], a chord bearing of S 87(degree)37 [minutes] 53 [seconds] W and a chord distance of 99.42 feet to a point; Thence N 76(degree)08 [minutes] 58 [seconds] W a distance of 94.19 feet to a point; Thence S 62(degree)06 [minutes] 00 [seconds] W a distance of 145.97 feet to a point; Thence, along a non-tangent curve to the left having a radius of 995.35 feet, an arc length of 34.91 feet, a central angle of 02(degree)00 [minutes] 34 [seconds], a chord bearing of S 70(degree)46 [minutes] 32 [seconds] W and a chord distance of 34.91 feet to a point at the corner of the property of Dandy Baptist Church;

Thence departing the northerly right of way line of Goodwin Neck Road (State Route 173) and along the line of Dandy Baptist Church, N 27(degree)57 [minutes] 11 [seconds] W a distance of 39.75 feet to a point; Thence S 62(degree)02 [minutes] 49 [seconds] W a distance of 45.00 feet to a point; Thence N 27(degree)57 [minutes] 1 [seconds] W a distance of 75.08 feet to a point; Thence S 62(degree)04 [minutes] 42 [seconds] W a distance of 120.01 feet to a point; Thence S 27(degree)55 [minutes] 18 [seconds] E a distance of 103.23 feet to a point on the northerly right of way line of Goodwin Neck Road (State Route 173);

Thence along the northerly right of way line of Goodwin Neck Road (State Route
173), S 64(degree)49 [minutes] 03 [seconds] W a distance of 382.83 feet to a point; Thence, along a non-tangent curve to the left having a radius of 756.20 feet, an arc length of 148.37 feet, a central angle of 11(degree)14 [minutes] 30 [seconds], a chord bearing of S 59(degree)10 [minutes] 4 [seconds] W and a chord distance of 148.13 feet to a point at the corner of the property of the Commonwealth of Virginia;

Thence departing the northerly right of way line of Goodwin Neck Road (State Route 173) and along the property of the Commonwealth of Virginia, S 80(degree)02 [minutes] 43 [seconds] W a distance of 389.01 feet to a point; Thence N 84(degree)36 [minutes] 52 [seconds] W a distance of 14.70 feet to a point; Thence S 11(degree)04 [minutes] 43 [seconds] E a distance of 486.73 feet to a point on the easterly right of way line of Goodwin Neck Road (State Route 173);

Thence continuing along the right of way line of Goodwin Neck Road (State Route
173), along a non-tangent curve to the left having a radius of 756.20 feet, an arc length of 101.84 feet, a central angle of 07(degree)42 [minutes] 58 [seconds], a chord bearing of S 01(degree)03 [minutes] 35 [seconds] W and a chord distance of 101.76 feet to a point; Thence S 02(degree)49 [minutes] 10 [seconds] E a distance of 114.17 feet to a point; Thence along a non-tangent curve to the right having a radius of 914.76 feet, an arc length of 1666.29 feet, a central angle of 104(degree)22 [minutes] 04 [seconds], a chord bearing of S 49(degree)23 [minutes] 50 [seconds] W and a chord distance of 1445.29 feet to a point; Thence N 78(degree)26 [minutes] 05 [seconds] W a distance of 2100.11 feet to a point; Thence along a non-tangent curve to the left having a radius of 1184.79 feet, an arc length of 1861.13 feet, a central angle of 90(degree)00 [minutes] 11 [seconds], a chord bearing of S 56(degree)36 [minutes] 36 [seconds] W and a chord distance of 1675.59 feet to a point; Thence S 11(degree)38 [minutes] 30 [seconds] W a distance of 786.05 feet to a point at the corner of the property of Virginia Electric and Power Company;

Thence departing the right of way line of Goodwin Neck Road (State Route 173) and along the line of Virginia Electric and Power Company N 89(degree)59 [minutes] 27 [seconds] W a distance of 2259.89 feet to a point on the easterly right of way line of Waterview Road;

Thence along the easterly right of way line of Waterview Road, N 06(degree)43 [minutes] 13 [seconds] E a distance of 196.54 feet to a point; Thence along a tangent curve to the left with a radius of 975.37 feet, a arc distance of 280.67 feet, a central angle of 16(degree)29 [minutes] 15 [seconds], a chord bearing of N 01(degree)31 [minutes] 25 [seconds] W and a chord distance of 279.70 feet to a point at the corner of the property of Virginia Electric and Power Company;

Thence departing the easterly right of way line of Waterview Road and along the line of the property of Virginia Electric and Power Company N 06(degree)43 [minutes] 13 [seconds] E a distance of 643.82 feet to a point; Thence N 72(degree)29 [minutes] 14 [seconds] E a distance of 43.86 feet to a point; Thence N 06(degree)43 [minutes] 13 [seconds] E a distance of 643.48 feet to a point; Thence N 89(degree)57 [minutes] 43 [seconds] E a distance of 488.04 feet to a point; Thence N 57(degree)05 [minutes] 43 [seconds] E a distance of 363.10 feet to a point; Thence N 00(degree)01 [minutes] 44 [seconds] W a distance of 2299.17 feet to a point; Thence N 89(degree)58 [minutes] 47 [seconds] E a distance of 1654.85 feet to a point; Thence N 00(degree)01 [minutes] 13 [seconds] W a distance of 845.90 feet to a point on the southerly right of way line of Waterview Road;

Thence along the southerly right of way line of Waterview Road, N 84(degree)32 [minutes] 37 [seconds] E a distance of 1370.21 feet to a point; Thence S 06(degree)20 [minutes] 27 [seconds] E a distance of 9.91 feet to a point; Thence N 84(degree)30 [minutes] 52 [seconds] E a distance of 644.89 feet to a point; Thence, along a non-tangent curve to the right having a radius of 2025.57 feet, an arc length of 295.86 feet, a central angle of 08(degree)22 [minutes] 08 [seconds], a chord bearing of N 88(degree)42 [minutes] 02 [seconds] E and a chord distance of 295.60 feet to a point. Thence S 87(degree)06 [minutes] 54 [seconds] E a distance of 455.69 feet to a point; Thence S 02(degree)53 [minutes] 31 [seconds] W a distance of 39.93 feet to a point; Thence S 87(degree)06 [minutes] 38 [seconds] E a distance of 86.07 feet to a point; Thence N 01(degree)55 [minutes] 08 [seconds] W a distance of 418+/- feet to a point at the low water line of the York River;

Thence along the low water line of the York River in a generally easterly direction, approximately 3,860+/- feet to the line of Parcel B and other property now or formerly owned by BP-Amoco Corporation;

Thence departing the low water line of the York River and along Parcel B and other property now or formerly owned by BP-Amoco Corporation, S 19(degree)12 [minutes] 39 [seconds] E a distance of 2681+/- feet to a point; Thence S 74(degree)17 [minutes] 53 [seconds] W a distance of 185.40 feet to a point; Thence S 52(degree)20 [minutes] 27 [seconds] E a distance of 200.13 feet to the POINT OF BEGINNING.

         Being part of the same property conveyed to Giant Yorktown, Inc., a Delaware corporation by BP Products North America Inc., formerly known as Amoco Oil Company, by deed recorded in the Clerk's Office of the Circuit Court of the County of York, Virginia.

         The Property is located North of Goodwin Neck Road (State Route 173) and South of the York River and East of Waterview Road.

                                  SCHEDULE IIB
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

                              REQUIRED PREPAYMENTS
                  TO BE MADE ON THE PAYMENT DATE OF EACH MONTH


                  MONTHS 1-12                       $1,111,111

                  MONTHS 13-24                      $  666,667

                  MONTHS 25-36                      $1,111,111

                  FINAL PAYMENT AMOUNT              $5,333,332

                                  SCHEDULE III
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

                         CONSTITUENT COMPANY GUARANTORS


                            Giant Mid-Continent, Inc.
                       Giant Stop-N-Go of New Mexico, Inc.
                            Giant Four Corners, Inc.
                            San Juan Refining Company
                             Phoenix Fuel Co., Inc.

                                   SCHEDULE IV
                                TO LOAN AGREEMENT
                            DATED AS OF MAY 14, 2002

                  SCHEDULED ADJUSTMENTS TO CONSOLIDATED EBITDA

         Consolidated EBITDA for the five (5) fiscal quarters ended on the dates set forth below shall be adjusted as follows on a pro forma basis to take into account the Yorktown Acquisition.

      FISCAL QUARTER ENDING:           PROFORMA ADJUSTMENT TO CONSOLIDATED
                                       EBITDA
      March 31, 2002                                $45,900,000
      June 30, 2002                                 $37,900,000
      September 30, 2002                            $24,600,000
      December 31, 2002                             $15,800,000
      March 31, 2003                                 $8,000,000

                                    EXHIBIT A
                                TO LOAN AGREEMENT

                             FORM OF PROMISSORY NOTE

                              GIANT YORKTOWN, INC.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR "BLUE SKY" LAW, AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT OR LAWS.

$_____________                                           _______________,_____

         FOR VALUE RECEIVED, the undersigned, GIANT YORKTOWN, INC., a Delaware corporation (the "Borrower"), promises to pay to the order of ___________________(the "Lender") on the Maturity Date for the Loans the principal sum of _________________ DOLLARS ($ ________) or such lesser amount thereof as shall be outstanding, as recorded either on the grid attached to this Note or in the records of Lender (and such recordation shall constitute prima facie evidence of the information as recorded; provided, however, that the failure to make any such recordation shall not in any way affect the Borrower's obligation to repay this Note). The principal amount of the Loan evidenced hereby shall be payable on or prior to the Maturity Date as provided in that certain Loan Agreement, dated as of May 14, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), among Borrower, Wells Fargo Bank Nevada, National Association, as Collateral Agent, and the various financial institutions (including the Lender) as are, or may from time to time become, parties thereto.

         Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made without setoff or counterclaim in lawful money of the United States of America in same day or immediately available funds to the Payment Office of the Collateral Agent specified in the Loan Agreement (or to such other account as the Collateral Agent may from time to time designate in a written notice to Borrower).

         This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, to which reference is made for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be or automatically become immediately due and payable. This Note is secured pursuant to the Deed of Trust and reference is made to the Deed of Trust for a statement of the terms and provisions of such security.

         The transfer, assignment or pledge of this Note or any interest herein is subject to the provisions of the Loan Agreement.

         Capitalized terms used but not otherwise defined herein have the respective meanings specified in the Loan Agreement.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

                                  [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (EXCEPT TITLE 14 OF
ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

                                     GIANT YORKTOWN, INC., a Delaware
                                        corporation

                                     By: ____________________________________
                                        Name:
                                        Its:

                              GRID ATTACHED TO NOTE
                          DATED ___________ __, ____ OF
                              GIANT YORKTOWN, INC.
                             PAYABLE TO THE ORDER OF
                          [__________________________]

Loans made by the Lender to the Borrower, and payments of principal of such Loans.

                                              OUTSTANDING
                                           PRINCIPAL BALANCE
DATE OF FUNDING OR    AMOUNT OF FUNDING   (AFTER SUCH FUNDING
      PAYMENT             OR PAYMENT          OR PAYMENT)       NOTATION MADE BY
------------------    -----------------   -------------------   ----------------










